Table of Contents

As filed with the Securities and Exchange Commission on February 3, 2022

Registration No. 333-259394

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sunshine Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Colorado	8731	20-5566275
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6500 Trans-Canada Highway

4th Floor

Pointe-Claire, Quebec, Canada H9R 0A5

(514) 426-6161

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Dr. Steve N. Slilaty

6500 Trans-Canada Highway

4th Floor

Pointe-Claire, Quebec, Canada H9R 0A5

(514) 426-6161

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Jeff Cahlon, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 212-930-9700	Anthony W. Basch, Esq. Chenxi Lu, Esq. Kaufman & Canoles, P.C. 1021 E. Cary St., Suite 1400 Richmond, Virginia 23219 804-771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee
Common Units (3)	$11,500,000	(2)(4)(5)	$1,066.05
Common stock, par value $0.001, included in the Common Units		(6)
Warrants included in the Common Units (7)		(6)
Pre-funded Units (8)		(5)(9)
Pre-funded Warrants included in the Pre-funded Units (10)		(11)
Warrants included in the Pre-funded Units (7)		(11)
Common stock underlying the Pre-funded warrants included in the Pre-funded Units
Common stock underlying the warrants included in the Common Units and the Pre-funded Units	$23,000,000	(2)	$2,132.10
Total	$34,500,000		$3,198.15	(12)

1)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

2)	Calculated pursuant to Rule 457(o) on the basis of the maximum aggregate offering price of all of the securities to be registered.

3)	Each Common Unit consists of one share of common stock and two warrants, each whole warrant exercisable for one share of common stock.

4)	Includes shares and/or warrants representing 15% of the number of shares and warrants included in the Common Units offered to the public that the underwriters have the option to purchase to cover over-allotments, if any.

5)	The proposed maximum aggregate offering price of Common Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-funded Units offered and sold in the offering, and the proposed maximum aggregate offering price of the Pre-funded Units to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Units sold in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Units and Pre-funded Units (including the shares of common stock issuable upon exercise of the Pre-funded warrants included in the Pre-funded Units), if any, is $11,500,000.

6)	Included in the price of the Common Units. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

7)	The warrants are exercisable at a price per share equal to 100% of the Common Unit offering price.

8)	Each Pre-funded Unit consists of one Pre-funded warrant to purchase one share of common stock and two warrants, each whole warrant exercisable for one share of common stock.

9)	Includes Pre-funded warrants and/or warrants representing 15% of the number of Pre-funded warrants and warrants included in the Pre-funded Units offered to the public that the underwriters have the option to purchase to cover over-allotments, if any

10)	The Pre-funded warrants are exercisable at an exercise price of $0.001 per share.

11)	Included in the price of the Pre-funded Units. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

12)	$2,509.30 was previously paid on 9/9/2021 in connection with the filing of the Registration Statement on Form S-1 (File No. 333-259394).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 3, 2022

Up to 1,020,408 Common Units, Each Consisting of One Share of Common Stock and Two Warrants to Purchase Shares of Common Stock

Up to 1,020,408 Pre-funded Units, Each Consisting of a Pre-funded Warrant to Purchase One Share of Common Stock and Two Warrants to Purchase Shares of Common Stock

Sunshine Biopharma, Inc. is offering 1,020,408 units (the “Common Units”), each Common Unit consisting of one share of our common stock, $0.001 par value, and two warrants (the “Warrants”), each whole Warrant exercisable for one share of common stock, at an assumed public offering price of $9.80 per Common Unit based on the last quoted price of our common stock on February 2, 2022, in a firm commitment underwritten offering.

We are also offering to those purchasers, if any, whose purchase of Common Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded units (the “Pre-funded Units”) in lieu of Common Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. Each Pre-funded Unit will consist of a pre-funded warrant to purchase one common share at an exercise price of $0.001 per share (each a “Pre-funded Warrant”) and two Warrants. The purchase price of each Pre-funded Unit is equal to the price per Common Unit being sold to the public in this offering, minus $0.001. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. We are offering the Pre-funded Units at an assumed public offering price of $9.979 per Pre-funded Unit.

The shares of common stock or Pre-funded Warrants, as the case may be, and the Warrants included in the Common Units or the Pre-funded Units, can only be purchased together in this offering, but the securities included in the Common Units or Pre-funded Units are immediately separable and will be issued separately.

The Warrants included within the Common Units and Pre-Funded Units will be exercisable immediately, have an exercise price per share of common stock of $9.80, equal to 100% of the public offering price of one Common Unit, and will expire five years from the date of issuance

Our common stock is presently quoted on the OTC Pink under the symbol “SBFM”. On February 2, 2022, the last reported sales price of our common stock on the OTC Pink was $0.049 per share ($9.80 per share assuming a reverse stock split of 1-for-200). We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “SBFM”. No assurance can be given that our application will be approved. If our application is not approved, we will not complete this offering. We have applied to list the Warrants on the Nasdaq Capital Market under the symbol “SBFMW.” No assurance can be given that a trading market will develop for the Warrants. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

The final public offering price per Common Unit will be determined through negotiation between us and the underwriters in this offering and will take into account the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, and our past and present operations and our prospects for future revenues. The recent market price used throughout this prospectus may not be indicative of the public offering price per Common Unit.

Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock at an assumed 1-for-200 ratio to occur following the effective date but prior to the closing of this offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Common Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us., before expenses	$	$	$

(1)	Does not include a non-accountable expense allowance equal to 1% of the public offering price. See “Underwriting” for a description of compensation payable to the underwriters.

We have granted the underwriters a 45-day option to purchase up to 153,061 additional shares of common stock and/or Pre-Funded Warrants, representing 15% of the shares and Pre-funded Warrants sold in the offering and/or up to 306,122 additional Warrants, representing 15% of the Warrants sold in the offering, solely to cover over-allotments, if any. The purchase price to be paid per additional share will be equal to the public offering price of one Common Unit, less the purchase price per Warrant included within the Common Unit and the underwriting discount. The purchase price to be paid per Pre-funded Warrant will be equal to the public offering price of one Pre-funded Unit, less the purchase price per Warrant included within the Pre-Funded Unit and the underwriting discount. The purchase price to be paid per additional Warrant will be $      .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver our securities to purchasers in the offering on or about          , 2022.

Aegis Capital Corp.

The date of this prospectus is          , 2022

You should rely only on the information contained in this prospectus, as supplemented and amended. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any of the underwriters is making an offer to sell or seeking offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

For investors outside the United States: We have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

i

PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 5, and the financial statements and related notes included in this prospectus.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Sunshine Biopharma,” or the “Company” refer to Sunshine Biopharma, Inc. and its wholly owned subsidiaries.

Overview

We are a pharmaceutical and nutritional supplement company focusing on the research and development of proprietary drugs including our anti-cancer compound Adva-27a, and anti-coronavirus lead compound, SBFM-PL4.

We also, through our wholly owned Canadian subsidiary, Sunshine Biopharma Canada Inc. (“Sunshine Canada”), develop science-based nutritional supplements, and currently sell one nutritional supplement product.

Corporate Information

Our principal executive offices are located at 6500 Trans-Canada Highway, 4th Floor, Pointe-Claire, Quebec, Canada H9R 0A5, and our telephone number is (514) 426-6161. Our website address is www.sunshinebiopharma.com. Information on our website is not part of this prospectus.

1

THE OFFERING

Common Units offered by us:	1,020,408 Common Units, each consisting of one share of common stock and two Warrants, each Warrant exercisable for one share of common stock. The shares of common stock and Warrants that are part of the Common Units are immediately separable and will be issued separately in this offering. The Warrants included within the units are exercisable immediately, have an exercise price of $9.80 per share, equal to 100% of the public offering price of one Common Unit, and expire five years after the date of issuance.

Pre-Funded Units offered by us	We are also offering to those purchasers, if any, whose purchase of Common Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-funded Units in lieu of Common Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. Each Pre-funded Unit will consist of a Pre-funded Warrant to purchase one share of common stock at an exercise price of $0.001 and two Warrants. The purchase price of each Pre-funded Unit is equal to the price per Common Unit being sold to the public in this offering, minus $0.001. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. For each Pre-funded Unit we sell, the number of Common Units we are offering will be decreased on a one-for-one basis. We are offering a maximum of 1,020,408 Pre-funded Units. Because we will issue two Warrants as part of each Common Unit or Pre-funded Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Common Units and Pre-funded Units sold. This prospectus also relates to the offering of the common shares issuable upon exercise of the Pre-funded Warrants.
Public offering price	The assumed public offering price is $9.80 per Common Unit and $9.799 per Pre-Funded Unit.
Over-allotment option

We have granted the underwriters a 45-day option to purchase up to 153,061 additional shares of common stock and/or Pre-Funded Warrants, representing 15% of the shares and Pre-funded Warrants sold in the offering and/or up to 306,122 additional Warrants, representing 15% of the Warrants sold in the offering. The purchase price to be paid per additional share will be equal to the public offering price of one Common Unit, less the purchase price per Warrant included within the Common Unit and the underwriting discount. The purchase price to be paid per Pre-funded Warrant will be equal to the public offering price of one Pre-funded Unit, less the purchase price per Warrant included within the Pre-Funded Unit and the underwriting discount. The purchase price to be paid per additional Warrant will be $       .

Common stock outstanding before the offering(1)	2,591,241 shares of common stock.

Common stock to be outstanding after the offering(2)	3,611,649 shares of common stock (assuming the exercise of any Pre-Funded Warrants, but no exercise of the Warrants). If the underwriter’s over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be 3,764,710.

Use of proceeds	We intend to use the net proceeds of this offering for drug development activities and general corporate purposes, including working capital, and for debt repayment. See “Use of Proceeds.”

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 5 before deciding to invest in our securities.

Trading symbol	Our common stock is currently quoted on the OTC Pink under the trading symbol “SBFM”. We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “SBFM”. No assurance can be given that our application will be approved. If our application is not approved, we will not complete this offering. We have applied to list the Warrants on the Nasdaq Capital Market under the symbol “SBFMW.” No assurance can be given that a trading market will develop for the Warrants. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

2

Reverse stock split	We will effect a reverse stock split of our common stock at a ratio of 1-for-200 following the effectiveness of the registration statement of which this prospectus forms a part and prior to the closing of this offering. All information presented in this prospectus other than in our consolidated financial statements and the notes thereto assumes a 1-for-200 reverse stock split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and, if applicable, corresponding conversion price or exercise price data set forth in this prospectus have been adjusted to give effect to such assumed reverse stock split.

Lock-ups	We and our directors and executive officers, will agree with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus. See “Underwriting.”

(1)	Based on shares of common stock outstanding on February 2, 2022 and excludes:

•

6,333,333 shares of common stock issuable upon conversion of convertible notes in the aggregate outstanding principal amount of $1,900,000, at a fixed conversion price of $0.30 per share, which the Company will repay upon closing of this offering;

	•	2,040,816 shares of common stock issuable upon exercise of Warrants that will be issued to investors in this offering; and

	•	1,000,000 outstanding shares of Series B Preferred Stock (10,000 of which will remain outstanding following the closing of the offering, and the other 990,000 of which will be redeemed by the Company upon closing of this offering),which are not convertible into common stock

(2)	Based on assumed public offering price of $9.80 per Common Unit.

Unless otherwise indicated, all information in this prospectus assumes no exercise by the underwriters of their option to purchase up to 153,061 additional shares of common stock and/or Pre-Funded Warrants, and/or 306,122 Warrants to cover over-allotments, if any.

3

Summary Financial Information

The following consolidated balance sheet data as of December 31, 2020 and December 31, 2019 and selected consolidated statement of operations data for the years ended December 31, 2020 and December 31, 2019 have been derived from our audited financial statements included elsewhere in this prospectus. The consolidated balance sheet data as of September 30, 2021 and the selected consolidated statements of operations data for the nine months ended September 30, 2021 and September 30, 2020 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and reflect, in the opinion of management, all adjustments of a normal, recurring nature that are necessary for a fair statement of the unaudited interim condensed consolidated financial statements.

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus. The historical results presented below are not necessarily indicative of the results that may be expected in any future period.

Consolidated Balance Sheet Data

	September 30,	December 31,	December 31,
	2021	2020	2019
Assets
Total current assets	$2,491,683	$1,025,943	$65,686
Total assets	$2,501,915	$1,045,474	$94,142
Liabilities and Stockholders’ Deficit
Total liabilities	$3,675,847	$2,000,311	$833,527
Total stockholders’ equity / (deficit)	(1,173,932)	(954,837)	(735,385)
Total liabilities and stockholders’ equity / (deficit)	$2,501,915	$1,045,474	$98,142

Consolidated Statement of Operations Data

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2021	2020	2020	2019
Revenue	$143,308	$43,397	$71,410	$21,121
Gross Profit	86,767	28,013	45,563	10,071
Total General & Administrative Expenses	2,247,270	261,569	622,437	651,707
(Loss) from operations	(2,160,503)	(233,556)	(576,874)	(641,636)
Net (loss)	$(13,103,563)	$(1,700,298)	$(2,784,091)	$(1,660,291)

4

RISK FACTORS

Investing in our securities includes a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific factors discussed below, together with all of the other information contained in this prospectus. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

Risks Related to Our Business

We may not be able to continue as a going concern.

Our independent registered public accounting firm included an explanatory paragraph in their report included herein on our financial statements related to the uncertainty in our ability to continue as a going concern. The paragraph stated that our limited operations and working capital deficit, raise substantial doubt about our ability to continue as a going concern. We have an accumulated deficit of $33,322,290 as of September 30, 2021. We incurred a net loss of $13,103,563 for the nine months ended September 30, 2021 and a net loss of $2,784,091 for the year ended December 31, 2020. We may never generate significant revenues or achieve profitability. If we fail to continue as a going concern, investors may lose their entire investment in the Company.

We may not receive required regulatory approval for any of our pharmaceutical product candidates. .

We have not received approval for any of our proprietary drug development operations product candidates from the FDA. Any compounds that we discover or in-license will require extensive and costly development, preclinical testing and/or clinical trials prior to seeking regulatory approval for commercial sales. Our most advanced product candidate, Adva-27a, and our potential Covid-19 treatments in development, may never be approved for commercial sale. We have not made any filings to date with the FDA or other regulatory bodies in other jurisdictions. The time required to attain product sales and profitability is lengthy and highly uncertain.

As a result, we expect to continue to incur significant and increasing operating losses for the foreseeable future. Because of the numerous risks and uncertainties associated with our research and product development efforts, we are unable to predict the extent of any future losses or when we will become profitable, if ever. If we fail to obtain required regulatory approvals for our pharmaceutical product candidates, we may be unable to generate significant revenues and our business will be materially harmed.

As we have no approved pharmaceutical products on the market, we do not expect to generate significant revenues from pharmaceutical product sales in the foreseeable future, if at all.

To date, we have no approved pharmaceutical products on the market and have generated limited product revenues, solely from our nutritional supplement operations. We have funded our operations primarily from sales of our securities. We have not received, and do not expect to receive for at least the next one to two years, if at all, any revenues from the commercialization of our pharmaceutical product candidates. To obtain revenues from sales of our pharmaceutical product candidates, we must succeed, either alone or with third parties, in developing, obtaining regulatory approval for, manufacturing, marketing and distributing drugs with commercial potential. We may never succeed in these activities, and we may not generate sufficient revenues to continue our business operations or achieve profitability.

We will require additional funding to satisfy our future capital needs, which may not be available.

Even after we complete this offering we may require significant additional funding in large part due to our research and development expenses, future preclinical and clinical testing costs, and the absence of significant revenues in the near future. We do not know whether additional financing will be available to us on favorable terms or at all. If we cannot raise additional funds, we may be required to reduce our capital expenditures, scale back product development programs, reduce our workforce and license to others products or technologies that we may otherwise be able to commercialize. Our current burn rate is approximately $500,000 per fiscal quarter, and we anticipate that that our burn rate will increase as we continue and expand our drug development activities. We are currently unable to project when or whether our operations will generate positive cash flows from operations.

5

Any additional equity securities we issue or issuances of debt we may enter into or undertake may have rights, preferences or privileges senior to those of existing holders of common stock. To the extent that we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us.

The FDA may change its approval policies or requirements, or apply interpretations to its policies or requirements, in a manner that could delay or prevent commercialization of Adva-27a or our potential Covid-19 treatment in development.

Regulatory requirements may change in a manner that requires us to conduct additional clinical trials, which may delay or prevent commercialization of our Adva-27a and potential Covid-19 treatment in development. We cannot provide any assurance that the FDA will not require us to repeat existing studies or conduct new or unforeseen experiments in order to demonstrate the safety and efficacy of any product candidate before considering the approval of such product candidate.

The product candidate we are developing for the treatment of Covid-19 may not be granted an emergency use authorization by the FDA. If we do not receive such authorization, or if, once granted, it is terminated, we will be required to pursue the drug approval process, which is lengthy and expensive.

Subject to completing and receiving favorable results for clinical trials, we intend to seek emergency use authorization, or EUA, for a potential Covid-19 treatment, which would allow us to market and sell such product candidate without the need to pursue the lengthy and expensive drug approval process. The FDA may issue an EUA during a public health emergency if it determines that the potential benefits of a product outweigh the potential risks and if other regulatory criteria are met. In addition, the FDA may revoke an EUA where it is determined that the underlying health emergency no longer exists or warrants such authorization. We may not receive EUA for any Covid-19 treatment product candidate. In addition, even if do we receive EUA for any product candidate, we cannot predict how long such EUA will remain in place. If we fail to receive an EUA for any Covid-19 product candidate, or such EUA is granted but subsequently terminated, our business, financial condition and results of operations could be adversely affected.

Our business would be materially harmed if we fail to obtain FDA approval for our pharmaceutical product candidates.

We anticipate that our ability to generate significant product revenues from our drug development business will depend on the successful development and commercialization of Adva-27a or our potential Covid-19 treatment in development. The FDA may not approve in a timely manner, or at all, any of our drug candidates. If we are unable to submit a new drug application, or NDA for our product candidates, we will be unable to commercialize such products and our business will be materially harmed. The FDA can and does reject NDAs, and often requires additional clinical trials, even when product candidates performed well or achieved favorable results in large-scale Phase III clinical trials. The FDA imposes substantial requirements on the introduction of pharmaceutical products through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures. Satisfaction of these requirements typically takes several years and may vary substantially based upon the type and complexity of the pharmaceutical product. Our product candidates are novel compounds or new chemical entities, which may further increase the time required for satisfactory testing procedures.

Data obtained from preclinical and clinical activities are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. In addition, delays or rejections may be encountered based on changes in, or additions to, regulatory policies for drug approval during product development and regulatory review. Government regulation may delay or prevent the commencement of clinical trials or marketing of our product candidates, impose costly procedures upon our activities and provide an advantage to our competitors with greater financial resources or more experience in regulatory affairs. The FDA may not approve our product candidates for clinical trials or marketing on a timely basis or at all. Delayed or failed approvals would adversely affect the marketing of our product candidates and our liquidity and capital resources.

6

Drug products and their manufacturers are subject to continual regulatory review after the product receives FDA approval. Later discovery of previously unknown problems with a product or manufacturer may result in additional clinical testing requirements or restrictions on such product or manufacturer, including withdrawal of the product from the market. Failure to comply with applicable regulatory requirements can, among other things, result in fines, injunctions and civil penalties, suspensions or withdrawals of regulatory approvals, product recalls, operating restrictions or shutdown and criminal prosecution. We may lack sufficient resources and expertise to address these and other regulatory issues as they arise.

We may be sued or become a party to litigation, which could require significant management time and attention and result in significant legal expenses and may result in an unfavorable outcome which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may be forced to incur costs and expenses in connection with defending ourselves with respect to litigation and the payment of any settlement or judgment in connection therewith if there is an unfavorable outcome. The expense of defending litigation may be significant. The amount of time to resolve lawsuits is unpredictable and defending ourselves may divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations and cash flows.  In addition, an unfavorable outcome in any such litigation could have a material adverse effect on our business, results of operations and cash flows.

If we are unable to attract and retain qualified scientific, technical and key management personnel, or if our key executive, Dr. Steve N. Slilaty, discontinues his employment with us, it may delay our research and development efforts.

We rely on the services of Dr. Slilaty for strategic and operational management, as well as for scientific and/or medical expertise in the development of our products. The loss of Dr. Slilaty would result in a significant negative impact on our ability to implement our business plan. We have not entered into an employment agreement with any member of our management, including Dr. Slilaty. In addition, we do not maintain “key person” life insurance covering Dr. Slilaty or any other executive officer. The loss of Dr. Slilaty will also significantly delay or prevent the achievement of our business objectives.

Our business exposes us to potential product liability risks and we may be unable to acquire and maintain sufficient insurance to provide adequate coverage against potential liabilities.

Our business exposes us to potential product liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical products and nutritional supplements. The use of our product candidates in clinical trials also exposes us to the possibility of product liability claims and possible adverse publicity. These risks will increase to the extent our pharmaceutical product candidates receive regulatory approval and are commercialized. We do not currently have any product liability insurance, although we plan to obtain product liability insurance in connection with our nutritional supplement products and future clinical trials of our pharmaceutical product candidates. We intend to obtain product liability insurance for our nutritional supplements business in the near future. However, our product liability insurance, once obtained, may not provide adequate coverage against potential liabilities. On occasion, juries have awarded large judgments in class action lawsuits based on drugs that had unanticipated side effects. A successful product liability claim or series of claims brought against us would decrease our cash reserves and could cause our stock price to fall significantly.

We face regulation and risks related to hazardous materials and environmental laws, violations of which may subject us to claims for damages or fines that could materially affect our business, cash flows, financial condition and results of operations.

Our research and development activities involve the use of controlled and/or hazardous materials and chemicals. The risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of an accident, we could be held liable for any damages or fines that result, and the liability could have a material adverse effect on our business, financial condition and results of operations. We are also subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and waste products. If we fail to comply with these laws and regulations or with the conditions attached to our operating licenses, the licenses could be revoked, and we could be subjected to criminal sanctions and substantial liability or be required to suspend or modify our operations.  In addition, we may have to incur significant costs to comply with future environmental laws and regulations. We do not currently have a pollution and remediation insurance policy.

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Third party manufacturers may not be able to manufacture our pharmaceutical product candidates, which would prevent us from commercializing our product candidates.

If any of our pharmaceutical product candidates is approved by the FDA or other regulatory agencies for commercial sale, we will need third parties to manufacture the product in larger quantities. If we are able to reach an agreement with any collaborator or third party manufacturer in the future, of which there can be no assurance due to factors beyond our control, these collaborators and/or third party manufacturers may not be able to increase their manufacturing capacity for any of our product candidates in a timely or economic manner, or at all. Significant scale-up of manufacturing may require additional validation studies, which the FDA must review and approve. If we are unable to increase the manufacturing capacity for a product candidate successfully, the regulatory approval or commercial launch of that product candidate may be delayed or there may be a shortage in the supply of the product candidate. Our product candidates require precise, high-quality manufacturing. The failure of collaborators or third party manufacturers to achieve and maintain these high manufacturing standards, including the incidence of manufacturing errors, could result in patient injury or death, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously harm our business.

If we are unable to establish sales and marketing capabilities for our pharmaceutical product candidates or enter into agreements with third parties to sell and market any such products we may develop, we may be unable to generate revenues from our pharmaceutical business.

We do not currently have product sales and marketing capabilities for our pharmaceutical operations. If we receive regulatory approval to commence commercial sales of any of our pharmaceutical product candidates, we will have to establish a sales and marketing organization with appropriate technical expertise and distribution capabilities or make arrangements with third parties to perform these services in other jurisdictions. If we receive approval in applicable jurisdictions to commercialize Adva-27a for the treatment of breast cancer indication, we intend to engage additional pharmaceutical or health care companies with existing distribution systems and direct sales organizations to assist us in North America and throughout the world. We may not be able to negotiate favorable distribution partnering arrangements, if at all. To the extent we enter into co-promotion or other licensing arrangements, any revenues we receive will depend on the efforts of third parties and will not be under our control. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, our ability to generate product revenues, and become profitable, would be severely limited.

Even if we obtain required US and foreign regulatory approvals, as applicable, factors that may inhibit our efforts to commercialize our pharmaceutical product candidates without strategic partners or licensees include:

•	difficulty recruiting and retaining adequate numbers of effective sales and marketing personnel;
•	the inability of sales personnel to obtain access to, or persuade adequate numbers of, physicians to prescribe our products;
•	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage against companies with broader product lines; and
•	unforeseen costs associated with creating an independent sales and marketing organization.

Even if we successfully develop and obtain approval for our proprietary drug product candidates, our business will not be profitable if such products do not achieve and maintain market acceptance.

Even if our proprietary drug product candidates are approved for commercial sale by the FDA or other regulatory authorities, the degree of market acceptance of our approved product candidates by physicians, healthcare professionals, patients and third-party payors, and our resulting profitability and growth, will depend on a number of factors, including:

•	our ability to provide acceptable evidence of safety and efficacy;

•	relative convenience and ease of administration;

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•	the prevalence and severity of any adverse side effects;

•	the availability of alternative treatments;

•	the details of FDA labeling requirements, including the scope of approved indications and any safety warnings;

•	pricing and cost effectiveness;

•	the effectiveness of our or our collaborators' sales and marketing strategy;

•	our ability to obtain sufficient third-party insurance coverage or reimbursement; and

•	our ability to have the product listed on insurance company formularies.

If our proprietary drug product candidates achieve market acceptance, we may not maintain that market acceptance over time if new products or technologies are introduced that are received more favorably or are more cost effective.  Complications may also arise, such as development of new know-how or new medical or therapeutic capabilities by other parties that render our product obsolete.

Because the results of preclinical studies for our preclinical product candidates are not necessarily predictive of future results, our pharmaceutical product candidates may not have favorable results in later clinical trials or ultimately receive regulatory approval.

Our proprietary drug product candidates have not been tested in clinical trials. Positive results from preclinical studies are no assurance that later clinical trials will succeed. Preclinical studies are not designed to establish the clinical efficacy of our preclinical product candidates. We will be required to demonstrate through clinical trials that our product candidates are safe and effective for use before we can seek regulatory approvals for commercial sale. There is typically an extremely high rate of failure as product candidates proceed through clinical trials. If our product candidates fail to demonstrate sufficient safety and efficacy in any clinical trial, we would experience potentially significant delays in, or be required to abandon, development of that product candidate. This would adversely affect our ability to generate revenues and may damage our reputation in the industry and in the investment community.

The future clinical testing of our proprietary drug product candidates could be delayed, resulting in increased costs to us and a delay in our ability to generate revenues.

Our proprietary drug product candidates will require additional preclinical testing and extensive clinical trials prior to submitting a regulatory application for commercial sales. We do not know whether clinical trials will begin on time, if at all. Delays in the commencement of clinical testing could significantly increase our product development costs and delay product commercialization. In addition, many of the factors that may cause, or lead to, a delay in the commencement of clinical trials may also ultimately lead to denial of regulatory approval of a product candidate. Each of these results would adversely affect our ability to generate revenues.

The commencement of clinical trials can be delayed for a variety of reasons, including delays in:

•	demonstrating sufficient safety to obtain regulatory approval to commence a clinical trial;

•	reaching agreement on acceptable terms with prospective research organizations and trial sites;

•	manufacturing sufficient quantities of a product candidate;

•	obtaining institutional review board approvals to conduct clinical trials at prospective sites; and

•	procuring adequate financing to fund the work.

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In addition, the commencement of clinical trials may be delayed due to insufficient patient enrollment, which is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites, the availability of effective treatments for the relevant disease, and the eligibility criteria for the clinical trial.  If we are unable to enroll a sufficient number of evaluable patients, the clinical trials for our product candidates could be delayed until sufficient numbers are achieved.

We face or will face significant competition from other biotechnology, pharmaceutical and nutritional supplement companies, and our operating results will suffer if we fail to compete effectively.

We have only three employees involved in our drug development and nutritional supplement program. Most of our pharmaceutical company competitors, such as Merck, Bristol-Myers Squibb, Pfizer, Amgen, and others, are large pharmaceutical companies with substantially greater financial, technical and human resources than we have. The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. The drugs that we are attempting to develop will compete with existing therapies if we receive marketing approval. Because of their significant resources, our competitors may be able to use discovery technologies and techniques, or partnerships with collaborators, to develop competing products that are more effective or less costly than the product candidate we are developing. This may render our technology or product candidate obsolete and noncompetitive. Academic institutions, government agencies, and other public and private research organizations may seek patent protection with respect to potentially competitive products or technologies and may establish exclusive collaborative or licensing relationships with our competitors.

Our competitors may succeed in obtaining FDA or other regulatory approvals for product candidates more rapidly than us. Companies that complete clinical trials, obtain required regulatory agency approvals and commence commercial sale of their drugs before we do may achieve a significant competitive advantage, including certain FDA marketing exclusivity rights that would delay or prevent our ability to market certain products. Any approved drugs resulting from our research and development efforts, or from our joint efforts with our existing or future collaborative partners, might not be able to compete successfully with our competitors' existing or future products.

We also face competition in our nutritional supplements business. The business of marketing nutritional supplements is highly competitive. This market segment includes numerous manufacturers, marketers, and retailers that actively compete for the business of consumers both in the United States and abroad. The market is highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. Sales of similar products by competitors may materially and adversely affect our business, financial condition and results of operations.

The market for our potential Covid-19 treatment in development could be adversely affected if the Covid-19 disease outbreak subsides.

Disease outbreaks are unpredictable. In the event that the Covid-19 outbreak subsides, or Covid-19 is substantially eradicated, there may be reduced demand or need for our potential Covid-19 treatment in development, which may have a negative effect on the market for such treatment, even if it is approved.

The Covid-19 pandemic has significantly impacted worldwide economic conditions and could have a material adverse effect on our operations and business.

While we have been able to continue to operate, the global Covid-19 pandemic has caused disruptions in supply chains, affecting production and sales across a range of industries. While the disruptions are currently expected to be temporary, there is considerable uncertainty around the duration and the impact of these disruptions.

The extent of the impact of Covid-19 on our operational and financial performance will depend on the on-going and future impact on our customers, vendors, service providers, and availability of labor as well as the potential impact of future expanded local, state, or federal restrictions – all of which are uncertain and are difficult to predict.

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Because our proprietary drug product candidates and our development and collaboration efforts depend on our intellectual property rights, adverse events affecting our intellectual property rights will harm our ability to commercialize products.

Our success will depend to a large degree on our own and our licensors’ ability to obtain and defend patents for each party's respective technologies and the compounds and other products, if any, resulting from the application of such technologies. The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and technical questions. No consistent policy regarding the breadth of claims allowed in biotechnology patents has emerged to date. Accordingly, we cannot predict the breadth of claims that will be allowed or maintained, after challenge, in our or other companies' patents.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

•	we were the first to make the inventions covered by each of our pending patent applications;

•	we were the first to file patent applications for these inventions;

•	others will not independently develop similar or alternative technologies or duplicate any of our technologies;

•	any patents issued to us or our collaborators will provide a basis for commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties;

•	our pending patent applications will result in issued patents;

•	we will develop additional proprietary technologies that are patentable;

•	the patents of others will not have a negative effect on our ability to do business; or

•	our issued patents will have sufficient useful life remaining for commercial viability of our product candidate.

If we cannot maintain the confidentiality of our technology and other confidential information in connection with our collaborations, then our ability to receive patent protection or protect our proprietary information will be impaired. In addition, some of the technology we have developed or licensed relies on inventions developed using U.S. and other governments’ resources. Under applicable law, the U.S. government has the right to require us to grant a nonexclusive, partially exclusive or exclusive license for such technology to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, if the government determines that such action is necessary.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information and may not adequately protect our intellectual property.

We rely on trade secrets to protect our technology, particularly when we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect.  In order to protect our proprietary technology and processes, we rely in part on confidentiality and intellectual property assignment agreements with our employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information nor result in the effective assignment to us of intellectual property, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover our trade secrets and proprietary information, and in such case we could not assert any trade secret rights against such party. Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

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The implementation of our business plan may result in a period of rapid growth that will impose a significant burden on our current administrative and operational resources.

Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources by attracting, training, managing and retaining additional qualified personnel, including additional members of management, technicians and others. To successfully develop our products we will need to manage operating, producing, marketing and selling our products. There can be no assurances that we will be able to do so. Our failure to successfully manage our growth will have a negative impact on our anticipated results of operations.

A significant or prolonged economic downturn could have a material adverse effect on our results of operations.

A significant or prolonged economic downturn may adversely affect the disposable income of many consumers and may lower demand for our nutritional supplements products. Any decline in economic conditions in could negatively impact our business. A significant decline in consumer demand, even if only due in part to general economic conditions, could have a material adverse effect on our revenues and profit margins.

The failure of our service providers and suppliers to supply quality services and materials in sufficient quantities, at a favorable price, and in a timely fashion could adversely affect the results of our operations.

Our outside manufacturer buys raw materials for our nutritional supplements business from a limited number of suppliers. The loss of any of our major suppliers or of any supplier who, through our contract manufacturer, provides us materials that are hard to obtain elsewhere at the same quality could adversely affect our business operations. Although we believe we could establish alternate manufacturers and sources for most of our raw materials, any delay in locating and establishing relationships with other sources could result in shortages of products we manufacture from such raw materials, with a resulting loss of sales and customers. In certain situations we may need to alter our products or with our customer’s consent to substitute different materials from alternative sources.

A shortage of raw materials or an unexpected interruption of supply could also result in higher prices for those materials. We have experienced increases in various raw material costs, transportation costs and the cost of petroleum-based raw materials and packaging supplies used in our business. Increasing cost pricing pressures on raw materials and other products have continued throughout fiscal 2020 as a result of limited supplies of various ingredients, the effects of higher labor and transportation costs, and impact of Covid-19. We expect these upward pressures to continue through fiscal 2021. Although we may be able to raise our prices in response to significant increases in the cost of raw materials, we may not be able to raise prices sufficiently or quickly enough to offset the negative effects such cost increases could have on our results of operations or financial condition.

There can be no assurance suppliers will provide the quality raw materials we need in the quantities requested or at a price we are willing to pay. Because we do not control the actual production of these raw materials, we are also subject to delays caused by interruption in production of materials including but not limited to those resulting from conditions outside of our control, such as pandemics, weather, transportation interruptions, strikes, terrorism, natural disasters, and other catastrophic events.

Our nutritional supplements business is subject to the effects of adverse publicity, which could negatively affect our sales and revenues.

Our business can be affected by adverse publicity or negative public perception about us, our competitors, our products, or our industry or competitors generally. Adverse publicity may include publicity about the nutritional supplements industry generally, the efficacy, safety and quality of nutritional supplements and other health care products or ingredients in general or our products or ingredients specifically, and regulatory investigations, regardless of whether these investigations involve us or the business practices or products of our competitors, or our customers. Any adverse publicity or negative public perception could have a material adverse effect on our business, financial condition and results of operations. Our business, financial condition and results of operations could be adversely affected if any of our products or any similar products distributed by other companies are alleged to be or are proved to be harmful to consumers or to have unanticipated and unwanted health consequences.

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Our manufacturing and third party fulfillment activities are subject to certain risks.

Our nutritional supplements products are manufactured at third party manufacturing facilities in Canada. As a result, we are dependent on the uninterrupted and efficient operation of these facilities. Such manufacturing operations, and those of its suppliers, are subject to power failures, blackouts, border shutdowns, telecommunications failures, computer viruses, cybersecurity vulnerabilities, human error, breakdown, failure or substandard performance of our facilities, our equipment, the improper installation or operation of equipment, terrorism, pandemics (including Covid-19), natural or other disasters, intentional acts of violence, and the need to comply with the requirements or directives of governmental agencies, including the FDA. The occurrence of these or any other operational problems at such facilities may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to This Offering and Our Common Stock

There is a limited market for our common stock, and investors may find it difficult to buy and sell our shares.

Although our common stock is quoted on the OTC Pink, it is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than the Nasdaq Capital Market or other national securities exchanges. Daily trading volume for our common stock since January 2021 has ranged from 0 shares to 101,581,664 shares. These factors may have an adverse impact on the trading and price of our common stock.

Further, we have applied to have our common stock listed on the Nasdaq Capital Market. If our application is not approved, we will not complete this offering. In the event this offering is completed and our common stock is listed on the Nasdaq Capital Market, there is no assurance an active trading market for our common stock will develop or be sustained or that we will remain eligible for continued listing on the Nasdaq Capital Market.

Our chief executive officer, pursuant to his ownership of our Series B Preferred Stock, owns the majority of the voting power of our stockholders.

There are 1,000,000 shares of Series B Preferred Stock issued and outstanding, all of which are held by our chief executive officer, Dr. Steve N. Slilaty. Of these 1,000,000 shares, upon closing of this offering, Mr. Slilaty will retain 10,000 shares and the remaining 990,000 shares will be redeemed by the Company. The Series B Preferred Stock votes as one class with the holders of the common stock and entitles the holder to 1,000 votes for each share of Series B Preferred Stock. As a result, upon closing of this offering Dr. Slilaty will hold approximately 74% of the total voting power of our common stock and will have the ability to control all matters submitted to shareholders, and his interests may differ from those of other shareholders.

Our common stock is, and may in the future be considered, a “penny stock” and thus be subject to additional sale and trading regulations that may make it more difficult to buy or sell.

Our common stock, which is traded on the OTC Pink is, and may (if it is not then listed on a national securities exchange such as the Nasdaq Capital Market) in the future be, considered a “penny stock.” Securities broker-dealers participating in sales of “penny stock” are subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

We do not intend to pay dividends on our common stock for the foreseeable future.

We have paid no dividends on our common stock to date and we do not anticipate paying any dividends to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, we currently anticipate that we will retain any earnings to finance our future expansion and for the implementation of our business plan. Investors should take note of the fact that a lack of a dividend can further affect the market value of our common stock and could significantly affect the value of any investment in the Company.

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Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 30,000,000 shares of our preferred stock without further stockholder approval. 1,000,000 shares of preferred stock are designated Series B Preferred Stock and are outstanding and held by our chief executive officer (10,000 of which shares will remain outstanding and held by Dr. Slilaty upon closing of this offering). Our board of directors could authorize the creation of additional series of preferred stock that would grant to holders of preferred stock the right to our assets upon liquidation, or the right to receive dividend payments before dividends are distributed to the holders of common stock. In addition, subject to the rules of any securities exchange on which our stock is then listed, our board of directors could authorize the creation of additional series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Prior to the completion of this offering, there will have been no public trading market for our Warrants. An active public trading market for the Warrants may not develop, which may affect the market price and liquidity of the Warrants.

The offering under this prospectus is an initial public offering of our Warrants. Prior to the closing of the offering, there will have been no public market for our Warrants. An active public trading market for our Warrants may not develop after the completion of the offering. If an active trading market for our Warrants does not develop after this offering, the market price and liquidity of our Warrants may be materially and adversely affected.

The Warrants are speculative in nature.

The Warrants will be exercisable for five years from the date of initial issuance at an initial exercise price equal to 100% of the public offering price per Common Unit set forth on the cover page of this prospectus. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Warrants. In the event that our common stock price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, a holder of Warrants may be unable to profit from exercising such Warrants before they expire.

The Pre-funded Warrants will not be listed or quoted on any exchange.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-funded Warrants will be limited.

Except as otherwise provided in the Warrants and Pre-funded Warrants, holders of Warrants and Pre-funded Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Warrants or Pre-funded Warrants and acquire our common stock.

Except as otherwise provided in the Warrants and Pre-funded Warrants, until holders of Warrants or Pre-funded Warrants acquire our common stock upon exercise of the Warrants or Pre-funded Warrants, holders of Warrants and Pre-funded warrants will have no rights with respect to our common stock underlying such Warrants and Pre-funded Warrants. Upon exercise of the Warrants and Pre-funded Warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital and personnel, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 1,020,408 shares offered in this offering at an assumed public offering price of $9.80 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of approximately $7.31 per share (without assigning any value to the Warrants). See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors.” Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities we are offering will be approximately $8.5 million (or approximately $9.9 million if the underwriters exercise in full their over-allotment option), after deducting the estimated underwriting discounts and commissions and estimated offering costs payable by us.

We intend to use the net proceeds from this offering for our drug development activities and general corporate purposes, including working capital, and for repayment of third-party debt in the amount of $1.9 million. The debt we intend to repay has maturity dates between July 6, 2023 and August 18, 2023, an annual interest rate of 5%, and is convertible into common stock at a conversion price of $0.30.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Pink under the symbol “SBFM.” We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “SBFM”. No assurance can be given that our application will be approved. If our application is not approved, we will not complete this offering.

As of January 31, 2022, there were approximately 147 holders of record of our common stock.

Equity Compensation Plan Information

We did not have any equity compensation plans as of December 31, 2021.

Dividend Policy

We have not paid any dividends since our incorporation and do not anticipate paying any dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. Our payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

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DILUTION

If you purchase in this offering, your interest will be diluted to the extent of the difference between the public offering price per Common Unit (without assigning any value to the Warrants, and assuming the exercise of any Pre-Funded Warrants sold in the offering) and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of September 30, 2021 was ($1,173,932) or ($0.46) per share of common stock.

“Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

After giving effect to (i) our issuance in October 2021 of 26,250 shares of common stock upon conversion of $346,500 of convertible debt, and (ii) our issuance in December 2021 of 14,524 shares of common stock upon conversion of $1,361,000 of convertible debt, our pro forma net tangible book value as of September 30, 2021 would have been approximately $533,568, or $0.21 per share.

Pro forma as adjusted net tangible book value is our net tangible book value after taking into account the effect of the sale of 1,020,408 Common Units in this offering (assuming the exercise of any Pre-funded Warrants sold in the offering, and without assigning any value to the Warrants) at the assumed public offering price of $9.80 per Common Unit and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us, and the redemption of 990,000 shares of Series B Preferred Stock at the redemption price equal to the stated value of $0.10 per share that will occur upon closing of this offering. Our pro forma as adjusted net tangible book value as of September 30, 2021 would have been approximately $9,004,568, or $2.49 per share. This amount represents an immediate increase in as adjusted net tangible book value of approximately $2.28 per share to our existing stockholders, and an immediate dilution of $7.31 per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates the dilution:

Assumed public offering price per Common Unit	$9.80
Net tangible book value per share as of September 30, 2021	$(0.46)
Pro forma net tangible book value per share as of September 30, 2021	$0.21
Increase in net tangible book value per share attributable to this offering	$2.28
Pro forma as adjusted net tangible book value per share after this offering	$2.49
Dilution per share to new investors	$7.31

The above table is based on 2,500,467 shares of common stock outstanding as of September 30, 2021, and excludes:

•	shares of common stock issuable upon conversion of an outstanding convertible note in the principal amount of $330,000, as of September 30, 2021, with a conversion price equal to the lower of $60.00 per share or a 35% discount to the market price;

•	9,114,409 shares of common stock issuable upon an aggregate of $3,204,215 in principal amount of convertible notes as of September 30, 2021, at an average fixed conversion price of $0.35 per share;

•	2,040,816 shares of common stock issuable upon exercise of Warrants that will be issued to investors in this offering; and

•	1,000,000 outstanding shares of Series B Preferred Stock, which are not convertible into common stock

If the underwriters exercise in full their over-allotment option, our pro forma as adjusted net tangible book value after giving effect to this offering would be approximately $10,369,568 or $2.75 per share, which amount represents an immediate increase in net tangible book value of $2.54 per share to existing stockholders and dilution to new investors of $7.05 per share.

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CAPITALIZATION

The following table sets forth our cash and our capitalization as of September 30, 2021 on:

•	an actual basis; and

•	on a pro forma as adjusted basis to give effect to (i) our issuance in October 2021 of 26,250 shares of common stock upon conversion of $346,500 of convertible debt, and (ii) our issuance in December 2021 of 14,524 shares of common stock upon conversion of $1,361,000 of convertible debt, (iii) the sale by us of 1,020,408 Common Units in this offering, at the assumed public offering price of $9.80 per Common Unit (assuming the exercise of any Pre-Funded Warrants sold in the offering), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and after giving effect to our use of approximately $1.9 million from the net proceeds of this offering for the repayment of debt, and (iv) our redemption of 990,000 shares of Series B Preferred Stock held by Dr. Steve Slilaty at a redemption price equal to the stated value of $0.10 per share, which will occur upon the closing of this offering.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements for the period ended September 30, 2021, and the related notes thereto, included in this prospectus.

	As of September 30, 2021
	Actual	Pro forma as adjusted
Cash and cash equivalents	$2,386,608	$8,917,068
Total liabilities	3,675,847	56,687
Stockholders’ equity:
Series B Preferred Stock, $0.10 par value: 1,000,000 shares authorized, 1,000,000 shares issued and outstanding, actual, 10,000 shares issued and outstanding, pro forma as adjusted	100,000	1,000
Common Stock, $0.001 par value: 3,000,000,000 shares authorized; 2,550,467 shares issued and outstanding, actual; 3,611,649 shares issued and outstanding, pro forma as adjusted	510,092	3,611
Additional Paid-in Capital	31,555,741	40,124,721
Accumulated comprehensive income	(17,475)	(17,475)
Accumulated (deficit)	(33,322,290)	(33,322,290)
Total stockholders’ equity (deficit)	(1,173,932)	9,004,568

The number of shares to be outstanding immediately after giving effect to this offering as shown above is based on 2,550,467 shares outstanding as of September 30, 2021 and excludes:

•	shares of common stock issuable upon conversion of an outstanding convertible note in the principal amount of $330,000, as of September 30, 2021, with a conversion price equal to the lower of $0.30 per share or a 35% discount to the market price;

•	9,114,409 shares of common stock issuable upon an aggregate of $3,204,215 in convertible notes as of September 30, 2021, at an average fixed conversion price of $0.35 per share;

•	2,040,816 shares of common stock issuable upon exercise of Warrants that will be issued to investors in this offering; and

•	1,000,000 outstanding shares of Series B Preferred Stock, which are not convertible into common stock

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion should be read in conjunction with our financial statements and the related notes included in this prospectus. This discussion contains forward-looking statements. Please see “Cautionary Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

Results of Operations

Comparison of Results of Operations for the Nine Months ended September 30, 2021 and 2020

During the nine months ended September 30, 2021, we generated revenues of $143,308 from the sale of products generated by our science-based nutritional supplements operations which we launched in March 2019. The direct cost for generating these sales was $56,541 (39.5%). We generated $43,397 in sales revenues during the comparable period in 2020. The direct cost for generating these sales was $15,384 (35.4%). The decrease in our gross margin during the nine months ended September 30, 2021, was due to the introduction of new products that have lower profitability margins.

General and administrative expenses during the nine months ended September 30, 2021 was $2,247,270, compared to $261,569 during the nine months ended September 30, 2020, an increase of $1,985,701. The reason for this relatively large increase was due to a general increase in our business activities as funding for our drug development projects became available. Specifically, all of our expense categories saw increases including executive compensation which increased by $1,093,497 due to issuance of common stock to our directors. Similarly, our R&D expenditures increased by $581,011 and our patenting fees by $14,571. Our other expense categories, including accounting, consulting, legal and office expenses together increased by a total of $297,591.

We incurred $10,709,843 in losses arising from debt conversion during the nine months ended September 30, 2021, compared to $1,416,313 in losses from debt conversion during the similar period in 2020. This large increase was due to more costly convertible debt financing that we took on in order to fund our R&D activities. The other contributing factor is related to recent volatility in our stock price. We also incurred $292,191 in interest expense during the nine months ended September 30, 2021, compared to $62,669 in interest expense during the similar period in 2020. The increase was a result of the aforementioned more costly debt financing we took on.

As a result, we incurred a net loss of $13,103,563 ($3.00 per share) during the nine month period ended September 30, 2021, compared to a net loss of $1,700,298 ($1.00 per share) during the nine month period ended September 30, 2020.

Comparison of Results of Operations for the Three Months Ended September 30, 2021 and 2020

During the three months ended September 30, 2021, we generated $50,376 in revenues, compared to $17,150 in revenues for the same three month period in 2020, an increase of $33,226. The increase is attributable to an enhanced advertising campaign we initiated in 2021. All of these revenues were generated from our science-based nutritional supplements operations which we launched in March 2019. The direct cost for generating these revenues was $19,506 (38.7%) for the period ended September 30, 2021, compared to $6,340 (37.0%) for the same period in 2020. Our gross profit increased to $30,870 for the period ended September 30, 2021, compared to a gross profit of $10,810 for the same period in 2020.

General and administrative expenses during the three month period ended September 30, 2021 were $527,120, compared to general and administrative expenses of $78,098 incurred during the three month period ended September 30, 2020, an increase of $449,031. Nearly all categories of our general and administrative expenses saw an increase during the three month period ended September 30, 2021, compared to the same period in 2020. Specifically, the increases included R&D expenditures by $222,465, consulting fees by $16,775, office expenses by $38,993, and legal fees by $50,028. These increases were due to expansion of our drug development and nutritional supplements operations. Overall, we incurred a loss of $496,259 from our operations in the three month period ended September 30, 2021, compared to a loss of $67,288 in the similar period of 2020.

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In addition, we incurred $46,850 in interest expense during the three months ended September 30, 2021, compared to $22,094 in interest expense during the similar period in 2020. We also incurred $3,504,000 in losses arising from debt conversion during the three months ended September 30, 2021, compared to $608,899 in losses from debt conversion during the similar period in 2020. These increases were due to increased, more costly borrowings to fund our expanded drug development and nutritional supplements operations.

As a result, we incurred a net loss of $4,039,383 ($1.00 per share) for the three month period ended September 30, 2021, compared to a net loss of $698,595 ($0.00 per share) during the three month period ended September 30, 2020.

Comparison of Results of Operations for the fiscal years ended December 31, 2020 and 2019

During our fiscal year ended December 31, 2020, we generated revenues of $71,410, compared to revenues of $21,121 in 2019. All of these revenues were generated from our nutritional supplements operations which we launched in the first quarter of 2019. The cost of sales in 2020 and 2019 for generating these revenues was $25,847 and $11,050, respectively.

General and administrative expenses for our fiscal year ended December 31, 2020 were $622,437, compared to $651,707 during our fiscal year ended December 31, 2019, a decrease of $29,270. The expense categories that saw a decrease included accounting, which decreased by $7,729, legal fees, which decreased by $17,609, consulting, which decreased by $58,764, research and development, which decreased by $13,476, and executive compensation, which decreased by $5,322. The only general and administrative category that saw an increase was office expenses which increased by $73,338 due to expenses related to expansion of our nutritional supplements operations.

We also incurred $168,105 in interest expense and $2,057,513 in losses from debt conversion during the year ended December 31, 2020, compared to $115,901 in interest expense and $314,752 in losses from debt conversion during the similar period in 2019. The increase in interest expense and losses from debt conversion in 2020 was due to an increase in issuance of convertible debt instruments.

As a result, we incurred a net loss of $2,784,091 (approximately $1.00 per share) for the year ended December 31, 2020, compared to a net loss of $1,660,291 (approximately $15.00 per share) during the year ended December 31, 2019.

Liquidity and Capital Resources

As of September 30, 2021, we had cash and cash equivalents of $2,386,608.

As discussed in Note 2 to the consolidated financial statements included in this prospectus for going concern, we have incurred significant continuing losses in 2021 and 2020. Our total accumulated deficits as of September 30, 2021 and December 31, 2020 were $33.3 million and $20.2 million, respectively. Our ability to continue operating is highly dependent upon continued funding from the debt and/or equity markets. Our historical and ongoing dependence on proceeds from debt and/or equity issuances to fund operating expenses could raise substantial doubt about our ability to continue as a going concern. We believe that this offering, if successfully completed, will fully mitigate the afore expressed doubt about our ability to continue as a going concern. The consolidated financial statements included in this prospectus have been prepared assuming that we will continue as a going concern and, accordingly, do not include any adjustments relating to any going concern uncertainty.

Net cash used in operating activities was $1,517,015 during the nine month period ended September 30, 2021, compared to $233,627 for the nine month period ended September 30, 2020. We anticipate that overhead costs and other expenses will increase in the future as we move forward with our proprietary drug development activities and our science-based nutritional supplements operations discussed above.

Cash flows provided by financing activities were $2,928,339 for the nine month periods ended September 30, 2021, compared to $683,643 during the nine months ended September 30, 2020. Cash flows used in investing activities were $-0- for both the nine month period ended September 30, 2021 and the same nine month period ended in 2020.

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During the nine month period ended September 30, 2021, we issued a total of 1,036,740 shares of our common stock valued at $11,981,072 for the conversion of outstanding notes payable, reducing debt by $1,233,028 and interest payable by $38,201 and generating a loss on conversion of $10,709,843.

During the nine months ended September 30, 2020, we issued a total of 2,690,993 shares of our common stock valued at $1,831,816 for the conversion of outstanding notes payable, reducing the debt by $373,269 and interest payable by $42,233 and generating a loss on conversion of $1,416,314.

During the nine months ended September 30, 2021, we did not sell any of our capital stock for cash; however we entered into the following new debt arrangements:

•	On January 12, 2021, we issued a note in the principal amount of $150,000 with interest accruing at 5% per year, due January 12, 2023. The note is convertible after 180 days from issuance into common stock at a price of $0.30 per share.

•	On January 27, 2021, we issued a note in the principal amount of $300,000 with interest accruing at 5% per year, due January 27, 2023. The note is convertible after 180 days from issuance into common stock at a price equal to $0.50 per share.

•	On February 12, 2021, we issued a note in the principal amount of $700,000 with interest accruing at 5% per year, due February 12, 2023. The Note is convertible after 180 days from issuance into common stock at a price of $0.60 per share.

•	On April 5, 2021, we issued a note in the principal amount of $330,000 with interest accruing at 10% per year, due January 5, 2022. The note was convertible after 180 days from issuance into common stock at a price 35% below market value. On October 13, 2021, the noteholder converted $330,000 in principal and $16,500 in accrued interest into 26,250 shares of common stock leaving a principal balance of $0.

•	On April 20, 2021, we issued a note in the principal amount of $500,000 with interest accruing at 5% per year, due February April 20, 2023. The note is convertible after 180 days from issuance into common stock at a price of $0.30 per share.

•

On July 6, 2021, we issued a note in the principal amount of $900,000 with interest accruing at 5% per year, due July 6, 2023. The note is convertible after 180 days from issuance into common stock at a price of $0.30 per share. In connection with this debt financing, we agreed to allow the lender, who is also the holder of a note dated November 25, 2020, to convert a total of $240,000 in principal into 120,000 shares of common stock leaving a principal balance of $10,000 and accrued interest of $7,750. On July 6, 2021, we paid off the remaining principal balance of this note and received forgiveness of the accrued interest.

•	On August 18, 2021, we issued a note in the principal amount of $500,000 with interest accruing at 5% per year, due August 18, 2023. The note is convertible after 180 days from issuance into common stock at a price equal to $0.30 per share.

On September 8, 2020, we executed a financing agreement with RB Capital Partners, Inc., La Jolla, CA, who agreed to provide us with a minimum of $2 million in convertible debt financing during the ensuing three to six month period pursuant to the terms and conditions included in relevant promissory note. The notes bear interest at the rate of 5% per year and have a maturity date of two years from the date of issuance. We have the right to pay off all or any part of the notes at any time without penalty. As of September 30, 2021, the total outstanding principal amounts of the notes was $3,204,215.

As of December 31, 2020, we had cash and cash equivalents of $989,888.

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Net cash used in operating activities was $657,299 during our fiscal year ended December 31, 2020, compared to $495,798 during our fiscal year ended December 31, 2019. We anticipate that our cash requirements for our operations will increase in the future before we reach profitability levels, of which there is no assurance.

Cash flows used in investing activities were $1,191 during our fiscal year ended December 31, 2020.  For the fiscal year ended December 31, 2019, cash flows used in investing activities were $15,276 arising primarily out of the purchase of computer and related equipment.  Net cash flows provided by financing activities totaled $1,608,253 in 2020, compared to $442,255 during our fiscal year ended December 31, 2019.

We are not generating adequate revenues from our operations to fully implement our business plan as set forth herein. As a result, our future success will depend on the future availability of financing, among other things. Such financing will be required to enable us to implement our drug development program and further develop our science-based nutritional supplements operations. We estimate that we will require approximately $10 million (approximately $9 million for our proprietary drug development projects and $1 million for our science-based nutritional supplements operations) (including funds from this offering) to implement our business plan over the next approximately 18 months and there are no assurances that we will be able to raise this capital, including funds from this financing. Our inability to obtain sufficient funds from external sources when needed will have a material adverse effect on our plan of operation, results of operations and financial condition.

Our cost of operations is expected to increase as we move forward with implementation of our business plan. We do not have sufficient funds to cover the anticipated increase in the relevant expenses. We need to raise additional capital (which we may receive through this offering) in order to continue our existing operations and finance our expansion plans for the next year. If we are successful in raising additional funds, we expect our operations and business efforts to continue and expand. There are no assurances this will occur.

Critical Accounting Policies and Estimates

Critical Accounting Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

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Leases

We follow the guidance in ASC 842 “Accounting for Leases,” as amended, which requires us to evaluate the lease agreements we enter into to determine whether they represent operating or capital leases at the inception of the lease. Our Company is not party to any lease agreements. Our corporate offices in Pointe-Claire, Quebec (Canada) are on a month-to-month, pay-per-use basis under a contract with Regus. Our arrangement in connection with this office has no short-term or long-term asset or liability value.

Recently Adopted Accounting Standards

In December 2019, the FASB issued ASU 2019-12 “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” This guidance removes certain exceptions to the general principles in Topic 740 and provides consistent application of U.S. GAAP by clarifying and amending existing guidance. The effective date of the new guidance for public companies is for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating the timing of adoption and impact of the updated guidance on our financial statements.

In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842) which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects adoption will have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40), (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU2020-06 amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is evaluating the impact of this guidance on its unaudited consolidated financial statements.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

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BUSINESS

History

We were incorporated in the State of Colorado on August 31, 2006 under the name “Mountain West Business Solutions, Inc.” Until October 2009, our business was to provide management consulting services to small and home-office based companies.

In October 2009, we acquired Sunshine Biopharma, Inc., a Colorado corporation holding an exclusive license to a new anticancer drug bearing the laboratory name, Adva-27a. As a result of this transaction we changed our name to “Sunshine Biopharma, Inc.” and our officers and directors resigned their positions with us and were replaced by Sunshine Biopharma, Inc.’s management at the time, including our current chief executive officer, Dr. Steve N. Slilaty, and our current chief financial officer, Camille Sebaaly each of whom remain part of our current management. Our principal business became that of a pharmaceutical company focusing on the development of our licensed Adva-27a anticancer compound. In December 2015 we acquired all issued and pending patents pertaining to our Adva-27a technology and terminated the license.

In October 2012, we published the results of our initial preclinical studies of Adva-27a in the peer-reviewed journal, ANTICANCER RESEARCH. The preclinical studies were conducted in collaboration with Binghamton University, a State University of New York. The publication is entitled “Adva-27a, a Novel Podophyllotoxin Derivative Found to Be Effective Against Multidrug Resistant Human Cancer Cells” [ANTICANCER RESEARCH Volume 32, Pages 4423-4432 (2012)].

In July 2014, we formed a wholly owned Canadian subsidiary, Sunshine Biopharma Canada Inc. (“Sunshine Canada”), for the purposes of offering generic pharmaceutical products in Canada and elsewhere around the world. Sunshine Pharma has since terminated its generic pharmaceuticals operations to focus on development and marketing of science-based nutritional supplements.

In March 2018, we formed NOX Pharmaceuticals, Inc., a Colorado corporation and wholly owned subsidiary of the Company, and assigned all of our interest in our Adva-27a anticancer compound to that company.

In December 2018, we completed the development of a new nutritional supplement which we have branded Essential 9™. This new supplement is an over-the-counter tablet comprised of the nine amino acids which the human body cannot make. Essential 9™ has been authorized for marketing by Health Canada under NPN 80089663. On March 12, 2019, Essential 9™ became available for sale on Amazon.ca and shortly thereafter on Amazon.com.

In November 2019, we received Health Canada approval for a new Calcium-Vitamin D supplement. Health Canada issued NPN 80093432 through which it authorized us to manufacture and sell the new Calcium-Vitamin D supplement under the brand name Essential Calcium-Vitamin D™.

On May 22, 2020, we filed a patent application in the United States for a new treatment for Coronavirus infections, including COVID-19. Our patent application covers composition subject matter pertaining to small molecules for inhibition of the main Coronavirus protease (Mpro), an enzyme that is essential for viral replication. The small molecules covered by the patent application were computer modelled and designed by Dr. Steve N. Slilaty, our chief executive officer. The patent application has a priority date of May 22, 2020.

Effective October 6, 2020, we entered into a sponsored research agreement with the University of Georgia Research Foundation, Inc. (“UGARF”), representing the University of Georgia (“UGA”). The purpose of the agreement is to memorialize the terms of our working together with UGA to conduct the necessary research and development to advance our Anti-Coronavirus lead compound, SBFM-PL4 (or derivatives thereof) through various stages of preclinical development, animal studies and clinical trials for Coronavirus infections. Under the agreement, we agreed to fund research conducted by UGA for a research project relating to creation and testing of peptide-based coronavirus PLpro inhibitors. In connection with the sponsored research agreement, we also entered into a license agreement with UGA pursuant to which we were granted a worldwide exclusive license, for a term of five years (subject to earlier termination under certain conditions), to commercialize results of such research.

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On January 26, 2021, we received a Notice of Allowances from the Canadian Intellectual Property Office for a new patent application covering Adva-27a. The newly issued patent contains new subject matter and extends the proprietary protection of Adva-27a in Canada until 2034.

On February 4, 2021, we entered into an additional sponsored research agreement with the University of Georgia (“UGA”) for two Anti-Coronavirus compounds which UGA had previously developed and patented. Under the agreement, we agreed to fund research conducted by UGA relating to these two compounds. In connection with this agreement, we also entered into an additional license agreement with UGA (“UGA License”) pursuant to which we were granted a worldwide exclusive license to commercialize results of such research. In December 2021, we were informed by the University of Georgia that preliminary results of the mice study taking place indicated these two compounds have no significant effect on mice infected with SARS-CoV-2. As a result, we no longer plan to pursue the UGA License or further development of these two compounds.

On March 9, 2021, we received a Notice of Allowance from the European Patent Office for a new patent application covering Adva-27a. The newly issued patent contains new subject matter and extends the proprietary protection of Adva-27a in Europe until 2034. The equivalent patent in the United States was issued in 2019 (US Patent Number 10,272,065).

We are in discussions with a university regarding a new research agreement for the development of additional potential treatments for Covid-19. There is no assurance such an agreement will be completed.

Proprietary Drug Development Operations

SBFM-PL4 Anti-Coronavirus Treatment

Viruses carry minimal genetic information as they rely, for the most part, on host cellular machinery to multiply. Coronavirus has a positive-sense RNA genome consisting of approximately 30,000 nucleotides, a genome size that places it among the larger sized viruses. A positive-sense RNA genome is effectively a messenger RNA which allows the virus to express its genes immediately upon gaining entry into the host cell without the need for any prior replication or transcription steps as is the case with negative-sense RNA or DNA viruses. This is part of what makes Coronavirus a highly aggressive pathogen. Many of the causative agents of serious human diseases are positive-sense RNA viruses, including Hepatitis C, Zeka, Polio, West Nile, Dengue, Cardiovirus, and many others. Some positive-sense RNA viruses, such as the rhinoviruses that cause the common cold, are less clinically serious but they are responsible for widespread morbidity on a yearly basis.

The initial genome expression products of Severe Acute Respiratory Syndrome Coronavirus 2 (SARS-CoV-2), the causative agent of Covid-19, are two large polyproteins, referred to as pp1a and pp1ab. These two polyproteins are cleaved at 15 specific sites by two virus encoded proteases (Mpro and PLpro) to generate 16 different non-structural proteins essential for viral replication. Mpro and PLpro represent attractive anti-viral drug development targets as they play a central role in the early stages of viral replication. The crystal structure of Mpro shows the presence of an active site Cysteine (Cys145) and a coordinated active site Histidine (His41), both of which are essential for the enzyme’s proteolytic activity. Similarly, PLpro, also a Cysteine Protease, has an active site Cysteine at position 112 and a Histidine at 273. The following is a summary of the development to date of our Coronavirus Treatment project:

•	On May 22, 2020, we filed a patent application in the United States for a new treatment for Coronavirus infections. Our patent application covers composition subject matter pertaining to small molecules for inhibition of the Coronavirus main protease (Mpro), an enzyme that is essential for viral replication. The small molecules covered by the patent application were computer modelled and designed by Dr. Steve N. Slilaty, our chief executive officer. The patent application has a priority date of May 22, 2020.

•	In August 2020, we completed the synthesis of four different potential inhibitors of Coronavirus protease. These compounds are based on the technology described in our patent application filed on May 22, 2020.

•	In September 2020, we completed the screening of our four compounds and subsequently identified a lead Anti-Coronavirus drug candidate (SBFM-PL4). The screening which pinpointed the lead compound was performed at the University of Georgia, College of Pharmacy under the leadership of Dr. Scott D. Pegan, Director of the Center for Drug Discovery and Interim Associate Head of Pharmaceutical and Biomedical Sciences.

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•	In October 2020, we expanded our collaboration with Dr. Scott Pegan’s group by entering into a research agreement with the University of Georgia to further develop our Anti-Coronavirus lead compound, SBFM-PL4. We will proceed by conducting the in vitro studies followed by cell culture assays and assessment in Coronavirus infected mice before entering human clinical trials.

Adva-27a Anticancer Drug

Since inception, our proprietary drug development activities has focused on the development of a small molecule called Adva-27a for the treatment of aggressive forms of cancer. A Topoisomerase II inhibitor, Adva-27a has been shown to be effective at destroying Multidrug Resistant Cancer cells including Pancreatic Cancer cells, Breast Cancer cells, Small-Cell Lung Cancer cells and Uterine Sarcoma cells (Published in ANTICANCER RESEARCH, Volume 32, Pages 4423-4432, October 2012). Sunshine Biopharma is direct owner of all issued and pending worldwide patents pertaining to Adva-27a including U.S. Patents Number 8,236,935 and 10,272,065.

Figure 1

Adva-27a is a GEM-difluorinated C-glycoside derivative of Podophyllotoxin (see Figure 1). Another derivative of Podophyllotoxin called Etoposide is currently on the market and is used to treat various types of cancer including leukemia, lymphoma, testicular cancer, lung cancer, brain cancer, prostate cancer, bladder cancer, colon cancer, ovarian cancer, liver cancer and several other forms of cancer. Etoposide is one of the most widely used anticancer drugs. Adva-27a and Etoposide are similar in that they both attack the same target in cancer cells, namely the DNA unwinding enzyme, Topoisomerase II. Unlike Etoposide however, Adva-27a is able to penetrate and destroy Multidrug Resistant Cancer cells. Adva-27a is the only compound known today that is capable of destroying Multidrug Resistant Cancer. In addition, Adva-27a has been shown to have distinct and more desirable biological and pharmacological properties compared to Etoposide. In side-by-side studies using Multidrug Resistant Breast Cancer cells and Etoposide as a reference, Adva-27a showed markedly greater cell killing activity (see Figure 2).

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Figure 2

Our preclinical studies to date have shown that:

•	Adva-27a is effective at killing different types of Multidrug Resistant cancer cells, including Pancreatic Cancer Cells (Panc-1), Breast Cancer Cells (MCF-7/MDR), Small-Cell Lung Cancer Cells (H69AR), and Uterine Sarcoma Cells (MES-SA/Dx5).

•	Adva-27a is unaffected by P-Glycoprotein, the enzyme responsible for making cancer cells resistant to anti-tumor drugs.

•	Adva-27a has excellent clearance time (half-life = 54 minutes) as indicated by human microsomes stability studies and pharmacokinetics data in rats.

•	Adva-27a clearance is independent of Cytochrome P450, a mechanism that is less likely to produce toxic intermediates.

•	Adva-27a is an excellent inhibitor of Topoisomerase II with an IC50 of only 13.7 micromolar (this number has recently been reduced to 1.44 micromolar as a result of resolving the two isomeric forms of Adva-27a).

•	Adva-27a has shown excellent pharmacokinetics profile as indicated by studies done in rats.

•	Adva-27a does not inhibit tubulin assembly.

These and other preclinical data have been published in ANTICANCER RESEARCH, a peer-reviewed International Journal of Cancer Research and Treatment. The publication which is entitled “Adva-27a, a Novel Podophyllotoxin Derivative Found to Be Effective Against Multidrug Resistant Human Cancer Cells” [ANTICANCER RESEARCH 32: 4423-4432 (2012)] is available on our website at www.sunshinebiopharma.com. Information on our website is not part of this prospectus.

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We have been delayed in our clinical development program due to lack of funding. Our fund raising efforts are continuing and as soon as adequate financing is in place we will continue our clinical development program of Adva-27a by conducting the following next sequence of steps:

•	GMP Manufacturing of 2 kilogram for use in IND-Enabling Studies and Phase I Clinical Trials

•	IND-Enabling Studies

•	Regulatory Filing (Fast-Track Status Anticipated)

•	Phase I Clinical Trials (Pancreatic Cancer Indication)

Adva-27a’s initial indication will be pancreatic cancer for which there are currently little or no treatment options available. We are planning to conduct our clinical trials at McGill University’s Jewish General Hospital in Montreal, Canada. All aspects of the clinical trials in Canada will employ FDA standards at all levels.

According to the American Cancer Society, nearly 1.5 million new cases of cancer are diagnosed in the U.S. each year. While particularly effective against Multidrug Resistant Cancer, we believe Adva-27a can potentially treat all cancer types, particularly those in which Topoisomerase II has been amplified. We believe that upon successful completion of Phase I Clinical Trials we may receive one or more offers from large pharmaceutical companies to purchase or license our drug. However, there are no assurances that our Phase I Trials will be successful, or if successful, that any pharmaceutical companies will make an acceptable offer to us. In the event we do not consummate such a transaction, we will require significant capital in order to manufacture and market our new drug on our own. The following, Figure 3, is a space-filling molecular model of our Adva-27a.

Figure 3

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Nutritional Supplements Operations

Sunshine Canada has recently terminated its generic pharmaceuticals operations and shifted its focus to the development and marketing of science-based nutritional supplements. In December 2018, we completed the development of Essential 9™. On December 14, 2018, Health Canada issued NPN 80089663 through which it authorized us to manufacture and sell the Essential 9™ product. Our Essential 9™ nutritional supplement tablets contain a balanced formula of the 9 Essential Amino Acids that the human body cannot make. Essential Amino Acids are 9 out of the 20 amino acids required for protein synthesis. Proteins are involved in all body functions – From the musculature and immune system to hormones and neurotransmitters. Like vitamins, Essential Amino Acids cannot be made by the human body and must be obtained through diet. Deficiency in one or more of the 9 Essential Amino Acids can lead to loss of muscle mass, fatigue, weight gain and reduced ability to build muscle mass in athletes. Our Essential 9™ provides all 9 Essential Amino Acids in freeform and in the proportions recommended by Health Canada. Essential 9™ is currently available on Amazon.com and Amazon.ca. Figure 4 below shows our 60-Tablet Essential 9™ product.

Figure 4

In November 2019, we received Health Canada approval for another nutritional supplement, a new Calcium-Vitamin D tablets. Health Canada issued NPN 80093432 through which it authorized us to manufacture and sell the new Calcium-Vitamin D supplement under the brand name Essential Calcium-Vitamin D™.

Vitamin D is a group of steroid-like molecules responsible for increasing intestinal absorption of calcium, magnesium, and phosphate. They are also involved in multiple other biological functions, including proper functioning of the immune system, promoting healthy growth of bone, and reduction of inflammation. The most important compounds in this group are Vitamin D2 (ergocalciferol) and Vitamin D3 (cholecalciferol). Sunshine Biopharma’s Essential Calcium-Vitamin D™ tablets contain both of these compounds as well as calcium for optimum health benefits. We do not plan to launch our Essential Calcium-Vitamin D™ product in the foreseeable future.

We are also developing additional nutritional supplement products. We may launch additional nutritional supplement products within approximately 1-2 years.

Manufacturing

Our Essential 9™ nutritional supplement is manufactured under contract by Inov Pharma Inc., an independent third party based in Montreal (Canada). Inov Pharma Inc. operates a GMP certified manufacturing facility and all of our nutritional supplements products are manufactured under such conditions.

We currently do not have any pharmaceutical products on the market. Research quantities of our drug candidates are currently manufactured at the University of Georgia, Athens, GA (Anti-Coronavirus compounds) and WuXi App Tech (Adva-27a compound) in China.

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Marketing and Sales

Our Essential 9™ nutritional supplement is currently sold through Amazon only. Company personnel and outside consultants develop and place ads on Google, YouTube and Amazon, and the same team manages the Company’s account with Amazon.

While particularly effective against Multidrug Resistant Cancer, we believe Adva-27a can potentially treat all cancer types, particularly those in which Topoisomerase II has been amplified. Similarly, we believe there is potentially a large market for our Anti-Coronavirus treatment currently under development at the University of Georgia. We believe that upon successful completion of Phase I Clinical Trials, we may receive one or more offers from large pharmaceutical companies to purchase or license these drugs. However, there are no assurances that our Phase I Trials will be successful, or if successful, that any pharmaceutical companies will make an acceptable offer to us. If we do not consummate such a transaction, and we receive required regulatory approvals, we will require significant capital in order to manufacture and market our new drugs on our own.

Intellectual Property

We are the exclusive owner of all worldwide rights pertaining to Adva-27a covered by PCT/FR2007/000697 and PCT/CA2014/000029. The patent applications filed under PCT/FR2007/000697 have been issued in the United States (US Patent Number 8,236,935), Europe, and Canada. The patent applications filed under PCT/CA2014/000029 have recently been issued in the United States (US Patent Number 10,272,065), and allowed in Europe, and Canada.

In 2018 we completed the development of Essential 9™, our first nutritional supplement. On December 14, 2018, Health Canada issued NPN 80089663 through which it authorized Sunshine Biopharma Inc. to manufacture and sell the Essential 9™ product. We are currently preparing the necessary documents for registration of our Essential 9™ trademark in the United States.

In November 2019, we received Health Canada approval for another nutritional supplement, a new Calcium-Vitamin D tablets. Health Canada issued NPN 80093432 through which it authorized us to manufacture and sell the new Calcium-Vitamin D supplement under the brand name Essential Calcium-Vitamin D™.

On May 22, 2020, the Company filed a provisional patent application in the United States for a new treatment for Coronavirus infections. The Company’s patent application covers composition subject matter pertaining to small molecules for inhibition of the main Coronavirus protease, Mpro, an enzyme that is essential for viral replication. The patent application has a priority date of May 22, 2020. On April 30, 2021, the Company filed a PCT application containing new research results and extending coverage to include the Coronavirus Papain-Like protease, PLpro. The priority date of May 22, 2020 has been maintained in the newly filed PCT application.

Government Regulations

All of our business operations, including our proprietary drug development operations, and nutritional supplements operations are subject to extensive and frequently changing federal, state, provincial and local laws and regulations.

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In the United States, the Federal Government agency responsible for regulating drugs and nutritional supplements is the U.S. Food and Drug Administration (“FDA”). The Canadian counterpart to the FDA is Health Canada. Though the FDA and Health Canada have generally similar requirements for drugs and nutritional supplements to be approved or allowed to be marketed, approval in one jurisdiction does not automatically result in approval in the other. In Canada, drugs and nutritional supplements are authorized through the issuance by Health Canada of a Drug Identification Number (DIN) for pharmaceutical products and a Natural Product Number (NPN) for nutritional supplements. In the United States, the marketing of nutritional supplements does not require prior approval from the FDA. In both the U.S. and Canada, the ingredients, manufacturing processes and facilities for all drugs and supplements must meet the guidelines for Good Manufacturing Practices (“GMP”). Moreover, all drug manufacturers must perform a series of tests, both during and after production, to show that every drug or supplement batch made meets the regulatory requirements for that product.

In connection with nutritional supplements, the FDA regulates the formulation, manufacturing, packaging, storage, labeling, promotion, distribution and sale of such products, while the Federal Trade Commission (“FTC”) regulates marketing and advertising claims. In August 2007, a rule issued by the FDA went into effect requiring companies that manufacture, package, label, distribute or hold nutritional supplements to meet certain GMP requirements to ensure such products are of the quality specified and are properly packaged and labeled. We are committed to meeting or exceeding the standards set by the FDA and the FTC and we believe we are currently operating within both the FDA and FTC mandates.

In the area of drug development where our Anti-Coronavirus and Anti-Cancer compounds fall, we will be subject to significant regulations in the U.S. in order to obtain approval of the FDA to offer our products for sale. The approximate procedure for obtaining FDA approval involves an initial filing of an IND application following which the FDA would review and allow for the drug developer to proceed with Phase I clinical trials. Following completion of Phase I, the results are filed with the FDA and a request is made to proceed to Phase II. Similarly, following completion of Phase II the data are filed with the FDA and a request is made to proceed to Phase III. Following completion of Phase III, a new drug application, or NDA is submitted and a request is made for marketing approval. Depending on various issues and considerations, the FDA could provide “emergency use authorization” or limited approval for “compassionate-use” if the drug treats terminally ill patients with limited other treatment options available.  As of the date of this prospectus we have not made any filings with the FDA or other regulatory bodies in other jurisdictions.  We anticipate filing an initial IND application for an anti-Covid-19 compound within approximately one year and filing an initial IND for our anti-cancer compound within approximately two years. We have however had discussions with clinicians and as a result we believe that the FDA and Health Canada are likely to grant us a so-called “fast-track” process on the basis of the ongoing Covid-19 pandemic and the terminal nature of the cancer type we are planning to treat. There are no assurances this will occur.

Employees

As of the date of this prospectus we have three employees, comprised of our management team. Presently, most of our development and marketing activities are subcontracted out to specialized service providers. As our business activities expand, we anticipate that we will need additional employees in the areas of accounting, regulatory affairs, marketing, sales and laboratory personnel.

Competition

Our Anti-Coronavirus drug development project is in direct competition with over 34 companies in the U.S. and abroad that are developing or that have developed vaccine or treatment options for Covid-19. Among the companies that have or are developing vaccines are Pfizer, Moderna, AstraZeneca, and Johnson & Johnson. The companies focused on treatments include Pfizer, Merck, Gilead, Eli Lilly, and Regeneron. To date, three vaccines (Pfizer’s, Moderna’s, and Johnson & Johnson’s) and two (2) antibody treatments (Regeneron’s, and Eli Lilly’s) have been approved by the FDA for emergency use, and Pfizer’s vaccine has received full FDA approval. Gilead’s Remdesivir, an antiviral injectable, was approved by the FDA for treatment of Covid-19 in October 2020. In addition, in December 2021, Pfizer received Emergency Use Authorization (“EUA”), for its antiviral pill, Paxlovid, and, in the same month, the FDA granted Merck EUA for its antiviral pill, Molnupiravir. While the approved vaccines, pills and injectable treatments are effective, we believe that additional treatment options such as the one we are developing could potentially form an important component of the range of anti-coronavirus tools available to attending physicians.

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In the area of anticancer drug development, we compete with large publicly and privately held companies engaged in developing new cancer therapies. There are numerous other entities engaged in oncology therapeutics development that have greater resources, both financial and otherwise, than the resources presently available to us.  Nearly all major pharmaceutical companies including Merck, Amgen, Roche, Pfizer, Bristol-Myers Squibb and Novartis, to name a few, have on-going anticancer drug development programs and some of the drugs they may develop could be in direct competition with our own. In addition, a number of smaller companies are working in the area of cancer therapy and could develop drugs that may be in competition with ours.

Similarly, our Essential 9™ and Essential Calcium-Vitamin D™ fall directly within a very crowded and highly competitive product sector. As of the date of this prospectus, we believe Essential 9™ is the only Essential Amino Acid product that comprises all 9 essential amino acids in tablet form. We believe this may provide us with a competitive advantage, at least for the near future but there are no assurances that this will occur.

Properties

Our principal place of business is located at 6500 Trans-Canada Highway, 4th Floor, Pointe-Claire, Quebec, Canada H9R 0A5. We pay a monthly fee of $261 (Canadian), including applicable taxes for use of the available space and services. We are not party to a lease agreement in connection with this service. Additional office space and conference rooms are available to us on a pay-per-use basis. We believe that our existing facilities and equipment are adequate.

Legal Proceedings

We are not party to, and our property is not the subject of, any material legal proceedings.

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MANAGEMENT

Directors and Executive Officers

The following table and biographical summaries set forth information, including principal occupation and business experience about our directors and executive officers:

Name	Age	Position(s)

Dr. Steve N. Slilaty	69	President, Chief Executive Officer and Chairman

Dr. Abderrazzak Merzouki	57	Chief Operating Officer and Director

Camille Sebaaly	60	Chief Financial Officer and Secretary

Andrew I. Telsey	68	Director

James (JD) Kish	67	Director

Dr. Rabi Kiderchah	49	Director

David Natan	68	Director nominee

Dr. Andrew Keller	68	Director nominee

Dr. Steve N. Slilaty was appointed as our chief executive officer and chairman of our board of directors on October 15, 2009. Dr. Slilaty is an accomplished scientist and business executive. His scientific publications are widely cited. Sunshine Biopharma is the third in a line of biotechnology companies that Dr. Slilaty founded and managed. The first, Quantum Biotechnologies Inc. later known as Qbiogene Inc., was founded in 1991 and is now a member of a family of companies owned by MP Biomedicals, one of the largest international suppliers of biotechnology reagents and other research products. The second company which Dr. Slilaty founded, Genomics One Corporation, conducted an initial public offering of its capital stock in 1999 and, on the basis of its ownership of Dr. Slilaty’s patented TrueBlue Technology, Genomics One became one of the key participants in the Human Genome Project and reached a market capitalization of $1 billion in 2000. Formerly, Dr. Slilaty was a research team leader at the Biotechnology Research Institute (Montreal), a division of the National Research Council of Canada. Dr. Slilaty is one of the pioneers of Gene Therapy having developed the first gene delivery system applicable to humans in 1983 [Science 220: 725-727 (1983)]. Dr. Slilaty's other distinguished scientific career accomplishments was the discovery of a new class of enzymes, the S24 Family of Proteases (IUBMB Enzyme: EC 3.4.21.88) [Proc. Natl. Acad. Sci. U.S.A. 84: 3987-3991 (1987)]. In addition, Dr. Slilaty (i) developed the first site-directed mutagenesis system applicable to double-stranded DNA [Analyt. Biochem. 185: 194-200 (1990)], (ii) cloned the gene for the first yeast-lytic enzyme (lytic b-1,3-glucanase) [J. Biol. Chem. 266: 1058-1063 (1991)], (iii) developed a new molecular strategy for increasing the rate of enzyme reactions [Protein Engineering 4: 919-922 (1991)], and (iv) constructed a powerful new cloning system for genomic sequencing (TrueBlue® Technology) [Gene 213: 83-91 (1998)]. Most recently, Dr. Slilaty, in collaboration with Institut National des Sciences Appliquée (France), State University of New York at Binghamton (USA) and École Polytechnique, Université de Montréal (Canada), designed, patented, and advanced the development the first, and currently the only known anticancer compound (Adva-27a) capable of destroying multidrug resistant cancer cells [Anticancer Res. 32: 4423 (2011) and US Patent Numbers: 8,236,935 and 10,272,065]. These and other works of Dr. Slilaty are cited in research papers, editorials, review articles and textbooks. Dr. Slilaty is the author of 18 original research papers and 10 issued and pending. These and other works of Dr. Slilaty are cited in research papers, editorials, review articles and textbooks. Dr. Slilaty received his Ph.D. degree in Molecular Biology from the University of Arizona in 1983 and Bachelor of Science degree in Genetics and Biochemistry from Cornell University in 1976. Dr. Slilaty has received research grants from the NIH and NSF and he is the recipient of the 1981 University of Arizona Foundation award for Meritorious Performance in Teaching. Dr. Slilaty’s scientific knowledge and experience qualifies him to serve on our board of directors.

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Dr. Abderrazzak Merzouki was appointed as a director and our chief operating officer in February 2016. In addition to his positions with our Company since January 2016 he has been self-employed as a consultant in the fields of biotechnology and pharmacology. From July 2007 through December 2016, Dr. Merzouki worked at the Institute of Biomedical Engineering in the Department of Chemical Engineering at Ecole Polytechnique de Montreal, where he taught and acted as a senior scientist involved in the research and development of plasmid and siRNA-based therapies. Dr. Merzouki is a molecular biologist and an immunologist with extensive experience in the area of gene therapy where he performed several preclinical studies for pharmaceutical companies involving the use of adenoviral vectors for cancer therapy and plasmid vectors for the treatment of peripheral arterial occlusions. Dr. Merzouki also has extensive expertise in the design of expression vectors, and production and purification of recombinant proteins. He developed technologies for production of biogeneric therapeutic proteins for the treatment of various diseases including cancer, diabetes, hepatitis and multiple sclerosis. Dr. Merzouki obtained his Ph.D. in Virology and Immunology from Institut Armand-Frappier in Quebec and received his post-doctoral training at the University of British Columbia and the BC Center for Excellence in HIV/AIDS research. Dr. Merzouki has over 30 publications and 70 communications in various, highly respected scientific journals in the field of cellular and molecular biology. Dr. Merzouki’s scientific knowledge and experience qualifies him to serve on our board of directors.

Camille Sebaaly was appointed as our chief financial officer, secretary and a director of our Company on October 15, 2009. He resigned as a director of the Company in October 2021. Since 2001, Mr. Sebaaly has been self-employed as a business consultant, primarily in the biotechnology and biopharmaceutical sectors. He held a number of senior executive positions in various areas including financial management, business development, project management and finance. As an executive and an entrepreneur, he combines expertise in strategic planning and finance with strong skills in business development and deal structure and negotiations. In addition, Mr. Sebaaly worked in operations, general management, investor relations, marketing and business development with emphasis on international business and marketing of advanced technologies including hydrogen generation and energy saving. In the area of marketing, Mr. Sebaaly has evaluated market demands and opportunities, created strategic marketing and business development plans, designed marketing communications and launched market penetration programs. Mr. Sebaaly graduated from State University of New York at Buffalo with an Electrical and Computer Engineering Degree in 1987.

Andrew I. Telsey has served as a director of the Company since October 2021 and will resign as a director upon the earlier of completion of this offering or when the Company’s director and officer insurance coverage will be in effect. Mr. Telsey is an “AV” rated attorney licensed to practice law in the State of Colorado since 1980. Since 1984, Mr. Telsey has been President and sole shareholder of Andrew I. Telsey, P.C., Centennial, Colorado, a law firm emphasizing securities law, business transactions, mergers and acquisitions and general corporate matters for public and privately held development stage and emerging growth companies throughout both the US and internationally, including Russia, China, England, Italy, Mexico, Canada, Switzerland, Germany and several other countries. He has been our legal counsel since our inception. Mr. Telsey received a Juris Doctor degree from Syracuse University College of Law in 1979 and a Bachelor of Arts degree Magna Cum Laude, majoring in politics, from Ithaca College in 1975. He was also named as one of Denver’s Top Lawyers by the Denver Post in 2015-2019. Mr. Telesey’s experience as our legal counsel qualifies him to serve on our board of directors.

James (JD) Kish has served as a director of the Company since October 2021 and will resign as a director upon the earlier of the completion of this offering or when the Company’s director and officer insurance coverage will be in effect. Mr. Kish has been a licensed Certified Public Accountant and President of KLA PC, Centennial, CO, an accounting firm, since 1982. He has worked with our Company since our inception. Mr. Kish received a Bachelor of Business Administration degree from Ohio University in 1976, and an MBA degree from DePaul University in 1981. He is a licensed certified accountant in Colorado, Kansas, & Florida. Mr. Kish’s accounting knowledge and experience qualifies him to serve on our board of directors.

Dr. Rabi Kiderchah has served as a director of the Company since October 2021. Dr. Kiderchah is a licensed physician in Canada. From 2000 until August 2021, he was working at Argenteuil Hospital, Lachute, Quebec, Canada, as an emergency room physician. He has also worked as what is referred to in Canada as a “medecins depanneurs”, working in rural areas where there are not enough ER doctors. Since August 2011 he has worked at Rabi Kiderchah Medecin Inc. as a freelance physician in the Quebec, Canada area. He received a Bachelor of Science degree in 1994 and an MD degree in 1998 from the University of Montreal. Dr. Kiderchah’s medical and scientific knowledge and experience qualifies him to serve on our board of directors.

David Natan has been appointed to serve on our board of directors, effective upon the earlier of completion of this offering or when the Company’s director and officer insurance coverage will be in effect. Since 2007, Mr. Natan has served as President and Chief Executive Officer of Natan & Associates, LLC, Parkland, Florida, a privately held consulting firm offering chief financial officer services to public and private companies in a variety of industries. In addition, since April 2020 Mr. Natan has served as Executive Vice President and Chief Financial Officer for Airborne Motorworks, Inc., Spokane, WA, a privately-held aerospace transportation company, Since February 2021, Mr. Natan has also been a director and Chairperson of the Audit Committee of Global Diversified Marketing Group, Inc. (OTCMKTS: GDMK), a manufacturer, marketer and distributor of food and snack products. From February 2010 to May 2020, Mr. Natan served as Chief Executive Officer of ForceField Energy, Inc. (OTCMKTS: FNRG), a company focused on the solar industry and LED lighting products. He was also Chairman of the Board of this company from April 2015 to May 2020. Additionally, Mr. Natan served in various roles of increasing responsibility with Deloitte & Touche LLP, a global consulting firm, as well as a member of the Board of Directors of various companies. Mr. Natan holds a B.A. in Economics from Boston University. Mr. Natan’s experience as business executive and as a director of public companies qualify him to serve on our board of directors.

Dr. Andrew M. Keller has been appointed to serve on our board of directors, effective upon the earlier of completion of this offering or when the Company’s director and officer insurance coverage will be in effect. From 2016 through November 2019, Dr. Keller was the Chief Medical Officer at the Western Connecticut Medical Group, Bethel CT, a multispecialty organization. He was employed by this group beginning in 1989, and in 2003 became Chief – Section of Cardiovascular Diseases. In 2014 he was appointed Chief Medical Informatics Officer. Previously, Dr. Keller was an Assistant Professor of Medicine/Radiology at Columbia University, The College of Physicians and Surgeons, NY, NY. Dr. Keller retired as a practicing physician in 2019 and in 2020, became a full time student at Quinnipiac University College of Law, where he is currently in his second year. Dr. Keller received a Doctor of Medicine degree in 1979 from The Ohio State University and a Bachelor of Arts degree in Physics, Magna Cum Laude from Ithaca College in 1975. Dr. Keller’s medical and scientific knowledge and experience qualify him to serve on our board of directors.

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Corporate Governance

Board of Directors Term of Office

Directors are elected at our annual meeting of shareholders and serve for one year until the next annual meeting of shareholders or until their successors are elected and qualified.

Director Independence

Mr. Telsey, Mr. Kish, and Dr. Kidershah are independent as defined under Nasdaq Marketplace Rules. Upon completion of this offering, our independent directors will consist of Dr. Kidershah, Mr. Natan and Dr. Keller.

Committees of our Board of Directors

The Company has established an audit committee, a compensation committee, and a corporate governance and nominating committee of our board of directors. Upon the completion of this offering, each committee will be comprised of each of our independent directors.

No Family Relationships

There is no family relationship between any director and executive officer or among any directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the CFTC to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, and principal accounting officer. Our Code of Ethics is available on our website at www.sunshinebiopharma.com.

Executive Compensation

The following table sets forth compensation information for services rendered by our executive officers in all capacities during the last two completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Dr. Steve N. Slilaty
Chief Executive Officer and Director
	2021	156,380(1)	–	306,000(2)	–	462,380
	2020	177,000(1)	–	50,000(3)	–	227,000

Camille Sebaaly
Chief Financial Officer and Director			–
	2021	40,000	–	306,000(2)	–	346,000
	2020	20,000	–	-	–	20,000

Dr. Abderrazzak Merzouki
Chief Operating Officer and Director
	2021	109,927	–	306,000(2)	–	415,927
	2020	24,930	–	–	–	24,930

________________

(1)	Portions of these amounts were paid to Advanomics Corporation (now known as TRT Pharma Inc.), a company controlled by Dr. Slilaty.
(2)	Represents stock award valued at $3.06 per share, the closing price of the common stock on the date of grant of January 6, 2021.
(3)	In consideration for services valued at $50,000, Dr. Slilaty was issued 500,000 shares of Series B Preferred Stock, valued based on the stated value of $0.10.

Employment Agreements

We are not party to any employment agreements.

Outstanding Equity Awards at 2021 Fiscal Year-End

We did not have any outstanding equity awards as of December 31, 2021.

Director Compensation

We did not pay any compensation to our directors during the year ended December 31, 2021, except as set forth in the summary compensation table above.

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TRANSACTIONS WITH RELATED PERSONS

We had an outstanding note dated December 31, 2019 held by Dr. Steve N. Slilaty, our chief executive officer, with a principal amount of $128,269, accruing interest at 12% per year, which was due December 31, 2020. On December 31, 2020, we renewed this note together with accrued interest of $15,392 for a 12-month period. The new note had a principal amount of $143,661, accrued interest at 12% per year, and had a maturity date of December 31, 2021. On August 24, 2021, the Company paid off the entire principal balance of this note, together with accrued interest of $12,929 by making a cash payment of $156,590.

During the year ended December 31, 2020, we issued to Dr. Slilaty 500,000 shares of Series B Preferred Stock for services.

Andrew Telsey, who was elected a director of the Company in October 2021, is the sole shareholder of Andrew I. Telsey, P.C., a law firm that provides legal services to the Company. During the years ended December 31, 2020 and 2019, the Company paid the firm $36,042 and $26,648 in legal fees and expenses. During the year ended December 31, 2021, the Company paid the firm $35,281 in legal fees and expenses.

James (JD) Kish, who was elected a director of the Company in October 2021, provides accounting services to the Company. During the year ended December 31, 2020 the Company paid Mr. Kish $20,000 in fees for accounting services. During the year ended December 31, 2019 issued to Mr. Kish 1,150 shares of common stock for accounting services. During the year ended December 31, 2021, the Company paid Mr. Kish $27,000 in fees for accounting services.

Dr. Rabi Kiderchah, who was elected a director of the Company in October 2021, has previously been a consultant to the Company. During the year ended December 31, 2019, the Company issued to Dr. Kiderchah 1,625 shares of common stock for services.

Upon closing of this offering, we will redeem 990,000 shares of Series B Preferred Stock held by Dr. Steve Slilaty at a redemption price equal to the stated value of $0.10 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 2, 2022, with respect to the beneficial ownership of the outstanding common stock and Series B Preferred Stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The table lists applicable percentage ownership based on 2,591,241 shares of common stock and 1,000,000 shares of Series B Preferred Stock outstanding as of January 28, 2022. In addition, under SEC rules, beneficial ownership of common stock include shares of our common stock issuable pursuant to the conversion or exercise of securities that are either immediately exercisable or convertible into common stock or exercisable or convertible into common stock within 60 days of January 28, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

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Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Class

Common	Dr. Steve N. Slilaty 579 Rue Lajeunesse Laval, Quebec Canada H7X 3K4	121,024	(1)	4.7%

Common	Camille Sebaaly 14464 Gouin West, #B Montreal, Quebec Canada H9H 1B1	119,465		4.6%

Common	Dr. Abderrazzak Merzouki 731 Place de l’Eeau Vive Laval, Quebec Canada H7Y 2E1	116,720		4.5%

Common	Andrew Telsey 6198 South Moline Court Englewood, CO 80111	15		*

Common	James (JD) Kish c/o Sunshine Biopharma, Inc. 6500 Trans-Canada Highway 4th Floor, Pointe-Claire, Quebec H9R 0A5, Canada	1,448	(2)	*

Common	Dr. Rabi Kiderchah c/o Sunshine Biopharma, Inc. 6500 Trans-Canada Highway 4th Floor, Pointe-Claire, Quebec H9R 0A5, Canada	1,625		*

	All Officers and Directors As Group (6 persons):	360,297		13.9%

Common	Robert K. Beathard, 3rd/Angela R. Beathard (3) 24915 Falling Water Estates Ln Katy, TX 77494	196,159		7.6%

____________________

* Less than 1%.

(1)	Includes 4,306 shares held in the name of Advanomics Corporation (now known as TRT Pharma Inc.). Dr. Slilaty is an officer, director and principal shareholder of TRT Pharma Inc. and, as a result, controls the disposition of these shares. Dr. Slilaty also owns all of our 1,000,000 outstanding shares of Series B Preferred Stock. Each share of Series B Preferred Stock entitles the holder to 1,000 votes. Upon closing of this offering, 990,000 shares of Series B Preferred Stock will be redeemed by the Company and Dr. Slilaty will retain 10,000 shares of Series B Preferred Stock.
(2)	Includes 13 shares held by Mr. Kish’s spouse.
(3)	Based on Schedule 13G filed with the SEC on July 29, 2021.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 3,000,000,000 shares of common stock, par value of $0.001 per share, and 30,000,000 shares of preferred stock, par value $0.10 per share. 1,000,000 shares of our preferred stock are designated as Series B Preferred Stock.

As of February 2, 2022, there were 2,591,241 shares of our common stock and 1,000,000 shares of our Series B Preferred Stock issued and outstanding.

Common Units

Each Common Unit consists of one share of common stock and two Warrants, each exercisable for one share of common stock, each as described further below. The Common Units will not be issued or certificated. Purchasers of Common Units will receive only shares of common stock and Warrants. The common stock and Warrants may be transferred separately immediately upon issuance.

Pre-Funded Units

Each Pre-funded Unit consists of one Pre-Funded Warrant and two Warrants, each exercisable for one share of common stock, each as described further below. The Pre-Funded Units will not be issued or certificated. Purchasers of Pre-Funded Units will receive only Pre-Funded Warrants and Warrants. The Pre-Funded Warrants and Warrants may be transferred separately immediately upon issuance.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the voting power of our stockholders for the election of directors can elect all of the directors. Holders of the majority of the voting power of the Company’s stockholders, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the voting power of the Company’s stockholders is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation. Our chief executive officer, through his ownership of Series B Preferred Stock and common stock, currently holds the majority of the voting power of our stockholders (see “Security Ownership of Certain Beneficial Ownership and Management”).

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no withdrawal provisions applicable to the Company’s common stock.

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Pre-Funded Warrants to be issued in this offering

The following summary of certain terms and provisions of the Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-funded Warrant. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.

The term “pre-funded” refers to the fact that the purchase price of our common stock in this offering includes almost the entire exercise price that will be paid under the Pre-funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding shares of common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-funded Warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-funded Warrants at such nominal price at a later date.

Duration. The Pre-funded Warrants offered hereby will entitle the holders thereof to purchase our shares of common stock at a nominal exercise price of $0.001 per share, commencing immediately on the date of issuance. There is no expiration date for the Pre-funded Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants. However, any holder may increase or decrease such percentage (up to 9.99%), provided that any increase will not be effective until the 61st day after such election. It is the responsibility of the holder to determine whether any exercise would exceed the exercise limitation.

Exercise Price. The Pre-funded Warrants will have an exercise price of $0.001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable laws, the Pre-funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Absence of Trading Market. There is no established trading market for the Pre-funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-funded Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation, merger, amalgamation or arrangement with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holder will have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor or acquiring corporation or of us if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares for which the Pre-funded Warrant was exercisable immediately prior to such fundamental transaction.

No Rights as a Shareholder. Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of Pre-funded Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Pre-funded Warrant.

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Warrants to be issued in this offering

The following summary of certain terms and provisions of the Warrants included in the Common Units and Pre-Funded Units offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

Exercisability. The Warrants are exercisable immediately and at any time up to the date that is five years after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $9.80 per share or 100% of the public offering price of the Common Unit. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied to have the Warrants offered in this offering listed on the Nasdaq Capital Market under the symbol “SBFMW”. No assurance can be given that such listing will be approved or that a trading market will develop.

Warrant Agent. The Warrants will be issued in registered form under a warrant agency agreement between Equiniti, as warrant agent, and us. The Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

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Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Governing Law. The Warrants and the warrant agency agreement are governed by New York law.

Blank Check Preferred Stock

Our articles of incorporation authorize the issuance of 30,000,000 shares of preferred stock, par value $0.10 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series B Preferred Stock

1,000,000 shares of our authorized preferred stock have been designated Series B Preferred Stock and are outstanding and held by our chief executive officer, Dr. Steve N. Slilaty. Upon closing of this offering, 990,000 of such shares will be redeemed by the Company at a redemption price equal to the stated value of $0.10 per share and 10,000 will be retained by Dr. Slilaty.

The Series B Preferred Stock votes together with the common stock on all matters submitted to a vote of the Company’s stockholders. Each share of Series B Preferred Stock entitles the holder to 1,000 votes.

Upon any liquidation or dissolution of the Company, the Series B Preferred Stock will be entitled to a payment equal to the stated value of $0.10 per share, prior to any payments being made with respect to the common stock. The Series B Preferred Stock is not redeemable by the Company and is entitled to dividends when, as and if declared by the board of directors in its sole discretion.

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UNDERWRITING

Aegis Capital Corp. is acting as representative of the underwriters of the offering. We have entered into an underwriting agreement dated                 , 2022 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Common Units and Pre-Funded Units listed next to its name in the following table:

Underwriter	Number of Common Units	Number of Pre-funded Units
Aegis Capital Corp.		-
Total

The underwriters are committed to purchase all the Common Units and Pre-funded Units offered by us, other than those covered by the over-allotment option to purchase additional shares of common stock and/or warrants described below, if they purchase any units. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the Common Units, Pre-funded Units, shares of common stock, Pre-Funded Warrants and Warrants subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to an aggregate of up to               additional shares of common stock and/or Pre-Funded Warrants, representing 15% of the shares and Pre-funded Warrants sold in the offering and/or up to               additional Warrants, representing 15% of the Warrants sold in the offering. The purchase price to be paid per additional share will be equal to the public offering price of one Common Unit, less the purchase price per Warrant included within the Common Unit and the underwriting discount. The purchase price to be paid per Pre-funded Warrant will be equal to the public offering price of one Pre-funded Unit, less the purchase price per Warrant included within the Pre-Funded Unit and the underwriting discount. The purchase price to be paid per additional Warrant will be $      . If this option is exercised in full to purchase shares of common stock and/or Pre-Funded Warrants only, the total price to the public will be $ and the total net proceeds, before expenses, to us will be $       . If this option is exercised in full to purchase Warrants only, the total price to the public will be $         and the total net proceeds, before expenses, to us will be $         .

Discounts, Commissions and Reimbursement

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Common Unit	Per Pre- funded Unit	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$	$	$	$
Underwriting discounts and commissions (8.0%)	$	$	$	$
Non-accountable expense allowance (1.0%)(1)
Proceeds, before expenses, to us	$	$	$	$

(1) We have agreed to pay a non-accountable expense allowance to the representative equal to 1.0% of the gross proceeds received in this offering.

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The underwriters propose to offer the Common Units and Pre-Funded Units to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Common Units and Pre-Funded Units to other securities dealers at such price less a concession not in excess of $            per Common Unit or Pre-Funded Units. If all of the Common Units and Pre-Funded Units offered by us are not sold at the public offering price, the representative may change the offering price and other selling terms by means of a supplement to this prospectus.

We have also agreed to pay up to $125,000 of the representative’s expenses relating to the offering, including for road show, diligence, and legal expenses.

We estimate that the total expenses of the offering payable by us, excluding the discount and non-accountable expense allowance, will be approximately $565,000.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we and our executive officers and directors have agreed, subject to limited exceptions, without the prior written consent of the representative not to directly or indirectly offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 180 days from the date of this prospectus, in the case of our directors and executive officers.

Right of First Refusal and Tail Financing

We have granted the representative a right of first refusal, for a period of 18 months from the consummation of this offering, to act as sole book-runner, sole manager, sole placement agent, sole agent, sole book-runner, sole book-running manger and/or sole underwriter, at the representative’s sole discretion, for each and every future public and private equity or debt offering or debt refinancing, including all equity linked financings (each, a “Subject Transaction”), during such 18 month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the representative for such Subject Transactions.

In addition, we have agreed to pay the above cash compensation to the extent that any fund which the representative contacted or introduced to us during the term of our engagement agreement with the underwriter provides financing or capital in any public or private offering or capital raising transaction during the eighteen-month period following expiration or termination of our engagement letter with the underwriter.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

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Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

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Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference LLP, New York, New York, with respect to certain legal matters as to United States federal securities and New York State law. The enforceability of the Pre-Funded Warrants and Warrants will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. The validity of the securities being offered by this prospectus, including the shares, Common Units, Pre-Funded Units, Pre-Funded Warrants, Warrants, and shares underlying the Pre-Funded Warrants and Warrants, will be passed upon for us by Andrew I. Telsey, P.C. Certain legal matters in connection with this offering have been passed upon for the underwriters by Kaufman & Canoles, P.C., Richmond, Virginia.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Andrew Telsey holds 15 shares of our common stock.

EXPERTS

The consolidated financial statements of Sunshine Biopharma, Inc. at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, included in this prospectus have been audited by B F Borgers CPA PC, independent registered public accounting firm, as set forth in their report thereon, appearing therein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, and other information with the SEC. The SEC maintains an Internet site that contains these reports and other information filed electronically by us with the SEC, which are available on the SEC’s website at http://www.sec.gov. We also maintain a website at https://sunshinebiopharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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Sunshine Biopharma, Inc.

CONSOLIDATED FINANCIAL STATEMENTS

At September 30, 2021 and December 31, 2020

CONSOLIDATED FINANCIAL STATEMENTS

With Independent Accountant’s Audit Report

At December 31, 2020 and 2019

F-1

Sunshine Biopharma, Inc.

Unaudited Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2021	2020
ASSETS

Current Assets:
Cash and cash equivalents	$2,386,608	$989,888
Accounts receivable	1,129	1,916
Inventory	71,310	23,771
Prepaid expenses	25,046	2,778
Deposits	7,590	7,590
Total Current Assets	2,491,683	1,025,943

Equipment (net of $60,774 and $51,485 depreciation)	10,232	19,531
Patents (net of $58,918 amortization and $556,120 impairment)	–	–

TOTAL ASSETS	$2,501,915	$1,045,474

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Notes payable	$330,000	$820,454
Notes payable - related party	–	143,661
Accounts payable & accrued expenses	56,687	62,870
Interest payable	84,945	24,320
Total Current Liabilities	471,632	1,051,305

Long-term portion of notes payable	3,204,215	949,006

TOTAL LIABILITIES	3,675,847	2,000,311

COMMITMENTS AND CONTINGENCIES	–	–

SHAREHOLDERS' EQUITY (DEFICIT)

Preferred Stock, Series B $0.10 par value per share; Authorized 1,000,000 Shares; Issued and outstanding 1,000,000 shares.	100,000	100,000
Common Stock, $0.001 par value per share; Authorized 3,000,000,000 Shares; Issued and outstanding 510,093,265 and 346,419,296 at September 30, 2021 and December 31, 2020 respectively	510,092	346,418
Capital paid in excess of par value	31,555,741	18,820,343
Accumulated comprehensive income	(17,475)	(2,871)
Accumulated (Deficit)	(33,322,290)	(20,218,727)

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	(1,173,932)	(954,837)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$2,501,915	$1,045,474

See Accompanying Notes To These Financial Statements

F-2

Sunshine Biopharma, Inc.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	3 Months	3 Months	9 Months	9 Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020

Revenue:	$50,376	$17,150	$143,308	$43,397
Cost of sales	19,506	6,340	56,541	15,384
Gross profit	30,870	10,810	86,767	28,013

General & Administrative Expenses
Accounting	35,000	19,290	96,200	56,490
Consulting	20,598	3,823	53,168	7,731
Legal	56,923	6,895	159,074	50,970
Office	58,959	19,966	159,762	55,422
Officer & director remuneration	130,000	24,600	1,173,927	80,430
Patent fees	1	–	14,571	–
R&D	222,465	–	581,011	–
Depreciation	3,183	3,524	9,557	10,526
Total General & Administrative Expenses	527,129	78,098	2,247,270	261,569

(Loss) from operations	(496,259)	(67,288)	(2,160,503)	(233,556)

Other Income (Expense):
Foreign exchange	37	(1,598)	31	6,404
Interest expense	(46,849)	(22,094)	(292,188)	(62,669)
Miscellaneous income	–	–	–	3,000
Debt release	7,688	1,284	58,940	2,836
Loss on debt conversions	(3,504,000)	(608,899)	(10,709,843)	(1,416,313)
Total Other Income (Expense)	(3,543,124)	(631,307)	(10,943,060)	(1,466,742)

Net (loss) before income taxes	(4,039,383)	(698,595)	(13,103,563)	(1,700,298)
Provision for income taxes	–	–	–	–
Net (loss)	(4,039,383)	(698,595)	(13,103,563)	(1,700,298)

Other comprehensive income:
Unrealized loss from foreign exchange translation	(5,839)	(144)	(14,604)	(1,009)
Comprehensive (loss)	$(4,045,222)	$(698,739)	$(13,118,167)	$(1,701,307)

Basic and diluted (loss) per common share	$(0.01)	$(0.00)	$(0.03)	$(0.01)

Weighted Average Common Shares Outstanding (Basic & Diluted)	508,528,048	280,873,792	475,536,409	162,133,885

See Accompanying Notes To These Financial Statements

F-3

Sunshine Biopharma, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	9 Months	9 Months
	Ended	Ended
	September 30,	September 30,
	2021	2020
Cash Flows From Operating Activities:
Net (Loss)	$(13,103,563)	$(1,700,298)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,557	10,505
Foreign exchange (gain) loss	(31)	(6,404)
Stock issued for services	918,000	50,000
Stock issued for payment interest	38,201	42,233
Loss on debt conversion	10,709,843	1,416,313
Debt & interest release	(58,940)	(2,836)
Decrease in accounts receivable	787	430
(Increase) in inventory	(47,539)	(10,291)
(Increase) in prepaid expenses	(22,268)	(3,850)
(Decrease) in Accounts Payable & accrued expenses	(13,778)	(40,029)
Increase in interest payable	52,716	10,600
Net Cash Flows (used) in operations	(1,517,015)	(233,627)

Cash Flows From Investing Activities:
Purchase of equipment	–	(800)
Net Cash Flows (used) in Investing activities	–	(800)

Cash Flows From Financing Activities:
Proceeds from notes payable	3,318,500	676,643
Note payable to pay fees	61,500	7,000
Payments of notes payable	(451,661)	–
Net Cash Flows provided by financing activities	2,928,339	683,643

Cash and Cash Equivalents at Beginning of Period	989,888	40,501
Net increase in cash and cash equivalents	1,411,324	449,216
Foreign currency translation adjustment	(14,604)	(1,009)
Cash and Cash Equivalents at End of Period	$2,386,608	$488,708

Supplementary Disclosure Of Cash Flow Information:
Stock issued for note conversions including interest	$11,981,072	$1,831,816
Cash paid for interest	$155,081	$–
Cash paid for income taxes	$–	$–

See Accompanying Notes To These Financial Statements.

F-4

Sunshine Biopharma, Inc.

Unaudited Condensed Consolidated Statement of Shareholders' Equity

	Number Of		Capital Paid	Number Of
	Common	Common	in Excess	Preferred	Preferred	Comprehensive	Accumulated
	Shares Issued	Stock	of Par Value	Shares Issued	Stock	Income	Deficit	Total
Three Month Period
Balance June 30, 2021	486,093,265	$486,092	$27,835,741	1,000,000	$100,000	$(11,636)	$(29,282,907)	$(872,710)

Common stock issued for the reduction of note payable and payment of interest	24,000,000	24,000	3,720,000	–	–	–	–	3,744,000

Net (loss)	–	–	–	–	–	(5,839)	(4,039,383)	(4,045,222)

Balance at September 30, 2021	510,093,265	$510,092	$31,555,741	1,000,000	$100,000	$(17,475)	$(33,322,290)	$(1,173,932)

Nine Month Period
Balance December 31, 2020	346,419,296	$346,418	$18,820,343	1,000,000	$100,000	$(2,871)	$(20,218,727)	$(954,837)

Common stock issued for the reduction of note payable and payment of interest	103,673,969	103,674	11,877,398	–	–	–	–	11,981,072

Common stock issued for management compensation	60,000,000	60,000	858,000	–	–	–	–	918,000

Net (loss)	–	–	–	–	–	(14,604)	(13,103,563)	(13,118,167)

Balance at September 30, 2021	510,093,265	$510,092	$31,555,741	1,000,000	$100,000	$(17,475)	$(33,322,290)	$(1,173,932)

Three Months Period
June 30, 2020	269,821,248	$269,820	$17,542,616	500,000	$50,000	$(3,360)	$(18,436,339)	$(577,263)

Common stock issued for the reduction of note payable and payment of interest	34,598,048	34,599	636,527	–	–	–	–	671,125

Preferred stock issued for management compensation	–	–	–	500,000	50,000	–	–	50,000
Net (loss)	–	–	–	–	–	(144)	(698,595)	(698,739)

Balance at September 30, 2020	304,419,296	$304,419	$18,179,143	1,000,000	$100,000	$(3,504)	$(19,134,934)	$(554,876)

Nine Months Period
Balance December 31, 2019	35,319,990	$35,320	$16,616,426	500,000	$50,000	$(2,495)	$(17,434,636)	$(735,385)

Common stock issued for the reduction of note payable and payment of interest	269,099,306	269,099	1,562,717	–	–	–	–	1,831,816

Preferred stock issued for management compensation	–	–	–	500,000	50,000	–	–	50,000
Net (loss)	–	–	–	–	–	(1,009)	(1,700,298)	(1,701,307)

Balance at September 30, 2020	304,419,296	$304,419	$18,179,143	1,000,000	$100,000	$(3,504)	$(19,134,934)	$(554,876)

See Accompanying Notes To These Financial Statements.

F-5

Sunshine Biopharma, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

For the Three and Nine Month Interim Periods Ended September 30, 2021 and 2020

Note 1 – Nature of Business and Basis of Presentation

Sunshine Biopharma, Inc. (the "Company") was originally incorporated under the name Mountain West Business Solutions, Inc. on August 31, 2006, in the State of Colorado. Until October 2009, the Company was operating as a business consultancy firm.

Effective October 15, 2009, the Company acquired Sunshine Biopharma, Inc. in a transaction classified as a reverse acquisition. Sunshine Biopharma, Inc. was holding an exclusive license to a new anticancer drug bearing the laboratory name, Adva-27a (the “License Agreement”). Upon completion of the reverse acquisition transaction, the Company changed its name to Sunshine Biopharma, Inc. and began operating as a pharmaceutical company focusing on the development of the licensed Adva-27a anticancer drug.

In October 2012, the Company published the results of its initial preclinical studies of Adva-27a in the peer-reviewed journal, ANTICANCER RESEARCH. The studies were conducted in collaboration with Binghamton University, a State University of New York, and Ecole Polytechnique, Universite de Montreal. The publication is entitled “Adva-27a, a Novel Podophyllotoxin Derivative Found to Be Effective Against Multidrug Resistant Human Cancer Cells” [ANTICANCER RESEARCH Volume 32, Pages 4423-4432 (2012)].

In July 2014, the Company formed a wholly owned Canadian subsidiary, Sunshine Biopharma Canada Inc. (“Sunshine Canada”) for the purposes of offering generic pharmaceutical products in Canada and elsewhere around the world. Sunshine Canada has recently transitioned its focus to the development and marketing of Science-Based Nutritional Supplements.

In December 2015, the Company acquired all worldwide issued (US Patent Number 8,236,935, and 10,272,065) and pending patents under PCT/FR2007/000697 and PCT/CA2014/000029 for the Adva-27a anticancer compound from Advanomics Corporation, a related party, and terminated the License Agreement. In 2016, the remaining value of these patents was impaired. The Company is however continuing development of the Adva-27a anticancer drug covered by these patents.

In March 2018, the Company formed NOX Pharmaceuticals, Inc., a wholly owned Colorado corporation and assigned all of the Company’s interest in the Adva-27a anticancer drug to that company. NOX Pharmaceuticals Inc.’s mission is to research, develop and commercialize proprietary drugs including Adva-27a.

In December 2018, the Company launched its first Science-Based Nutritional Supplements product, Essential 9™, an over-the-counter tablet comprised of the nine (9) essential amino acids that the human body cannot make. Essential 9™ has been authorized for marketing by Health Canada under NPN 80089663.

Effective February 1, 2019, the Company completed a 20 to 1 reverse split of its Common Stock, reducing the issued and outstanding shares of Common Stock from 1,713,046,242 to 85,652,400 (the “First Reverse Stock Split”). The Company’s authorized capital of Common Stock remained as previously established at 3,000,000,000 shares.

Effective April 6, 2020, the Company completed another 20 to 1 reverse split of its Common Stock, reducing the issued and outstanding shares of Common Stock from 1,193,501,925 to 59,675,417 (the “Second Reverse Stock Split”). The number of Common Shares authorized for issuance remained as previously established at 3,000,000,000 shares. All references to the Company’s Common Stock in this Report, including the Company's financial statements reflect both the First and Second Reverse Stock Split on a retroactive basis.

On May 22, 2020, the Company filed a provisional patent application in the United States for a new treatment for Coronavirus infections. The Company’s patent application covers composition subject matter pertaining to small molecules for inhibition of the main Coronavirus protease, Mpro, an enzyme that is essential for viral replication. The patent application has a priority date of May 22, 2020. On April 30, 2021, the Company filed a PCT application containing new research results and extending coverage to include the Coronavirus Papain-Like protease, PLpro. The priority date of May 22, 2020 has been maintained in the newly filed PCT application.

F-6

On June 17, 2020, the Company filed an amendment to its Articles of Incorporation (the “Amendment”) with the State of Colorado, to eliminate the Series “A” Preferred Shares consisting of Eight Hundred and Fifty Thousand (850,000) shares, par value $0.10 per share, and the designation thereof, which shares were returned to the status of undesignated shares of Preferred Stock. In addition, the Amendment increased the number of authorized Series “B” Preferred Shares from Five Hundred Thousand (500,000) to One Million (1,000,000) shares.

Also on June 17, 2020, the Company issued Five Hundred Thousand (500,000) shares of Series “B” Preferred Stock in favor of Dr. Steve N. Slilaty, the Company’s CEO, in consideration for the COVID-19 treatment technology he developed. The Series “B” Preferred Stock is non-convertible, non-redeemable, non-retractable and has a superior liquidation value of $0.10 per share. Each share of Series “B” Preferred Stock is entitled to 1,000 votes per share. This issuance brought the total number of Series “B” Preferred Stock held by Dr. Slilaty to 1,000,000 shares.

On September 8, 2020, the Company executed a financing agreement with RB Capital Partners, Inc., La Jolla, CA, (“RB Capital”) who agreed to provide the Company with a minimum of $2 million in convertible debt financing during the ensuing three to six month period pursuant to the terms and conditions included in relevant Promissory Notes (the “Promissory Notes”). The Promissory Notes bear interest at the rate of 5% per annum and have a maturity date of two years from the date of issuance. The Company has the right to pay off all or any part of the Promissory Notes at any time without penalty.

Effective October 6, 2020, the Company entered into a Research Agreement (the “Agreement”) with the University of Georgia Research Foundation, Inc. (“UGARF”), representing the University of Georgia (“UGA”). The purpose of the Agreement is to memorialize the terms of the Company working together with UGA to conduct the necessary research and development to advance the Company’s Anti-Coronavirus lead compound, SBFM-PL4 (or derivatives thereof) through various stages of preclinical development, animal studies and clinical trials for Coronavirus infections. The Agreement grants the Company an exclusive worldwide license for all of the intellectual property developed by UGA, whether developed alone or jointly with the Company.

On January 26, 2021, the Company received a Notice of Allowances from the Canadian Intellectual Property Office for a new patent application covering Adva-27a. The newly issued patent contains new subject matter and extends the proprietary protection of Adva-27a in Canada until 2033.

On February 4, 2021, the Company entered into an exclusive license agreement with the University of Georgia (“UGA”) for two Anti-Coronavirus compounds which UGA had previously developed and patented. The Company and UGA will advance the development of these two compounds in parallel with the Company’s own Anti-Coronavirus compound, SBFM-PL4.

On March 9, 2021, the Company received a Notice of Allowance from the European Patent Office for a new patent application covering Adva-27a. The newly issued patent contains new subject matter and extends the proprietary protection of Adva-27a in Europe until 2033. The equivalent patent in the United States was issued in 2019 (US Patent Number 10,272,065).

On June 25, 2021, the Company entered into an engagement agreement with Aegis Capital Corp. (“Aegis”), pursuant to which we engaged Aegis to act as lead underwriter in connection with a proposed public offering of approximately $10 million of common stock and warrants by the Company (the “Offering”). The Offering is contingent on satisfaction of various conditions, including Aegis’s due diligence examination of the Company, Nasdaq approval of the listing of the Company’s Common Stock, and successful completion of a reverse stock split.

On October 6, 2021, the Company filed its Definitive Information Statement with the SEC to complete the reverse split of the Company’s Common Stock in part to meet the Nasdaq listing requirement concerning minimum price per share.

The Company's financial statements reflect both the First and Second Reverse Stock Split on a retroactive basis and represent the consolidated activity of Sunshine Biopharma, Inc. and its subsidiaries (Sunshine Biopharma Canada Inc. and NOX Pharmaceuticals Inc.) herein collectively referred to as the "Company".

F-7

Impact of Coronavirus (COVID-19) Pandemic

In March 2020, the World Health Organization declared Coronavirus and its associated disease, COVID-19, a global pandemic. Conditions surrounding the Coronavirus outbreak have been and are continuing to evolve rapidly. Government authorities in the U.S. and around the world have implemented emergency measures to mitigate the spread of the virus. The outbreak and related mitigation measures have had and will continue to have a material adverse impact on the world economies and the Company's business activities. It is not possible for the Company to predict the duration or magnitude of the adverse conditions of the outbreak and their effects on the Company’s business or ability to raise funds. No adjustments have been made to the amounts reported in the Company's financial statements as a result of this matter.

Basis of Presentation of Unaudited Financial Information

The unaudited financial statements of the Company for the three and nine month periods ended September 30, 2021 and 2020 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-X. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year. The balance sheet information as of December 31, 2020 was derived from the audited financial statements included in the Company's financial statements as of and for the year ended December 31, 2020 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2021. These financial statements should be read in conjunction with that report.

Recently Issued Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12 “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” This guidance removes certain exceptions to the general principles in Topic 740 and provides consistent application of U.S. GAAP by clarifying and amending existing guidance. The effective date of the new guidance for public companies is for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years. Early adoption is permitted. There was no impact of the updated guidance on the Company’s financial statements for the year ended December 31, 2020. The Company is currently evaluating the impact of the updated guidance on its financial statements for 2021 and going forward.

In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842) which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects adoption will have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40), (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU2020-06 amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is evaluating the impact of this guidance on its unaudited consolidated financial statements.

Note 2 – Going Concern and Liquidity

As of September 30, 2021 and December 31, 2020, the Company had $2,386,608 and $989,888 in cash on hand, respectively, and limited revenue-producing business. Additionally, as of September 30, 2021 and December 31, 2020, the outstanding liabilities of the Company totaled $3,675,847 and $2,000,311, respectively. These factors raise substantial doubts about the Company’s ability to continue as a going concern. On June 25, 2021, the Company entered into an Engagement agreement with Aegis Capital for the purposes of raising $10,000,000 in equity financing in a proposed public offering and, in connection therewith, the Company filed a preliminary prospectus of Form S-1 with the SEC on September 9, 2021. The Company believes that the afore expressed doubt about the Company’s ability to continue as a going concern will be fully mitigated if the financing were to close. There is no assurance the offering will be completed.

F-8

The consolidated financial statements included in this Report have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The consolidated financial statements included in this Report do not include any adjustments that may result from the outcome of any going concern uncertainty.

There is no assurance that these events will be satisfactorily completed. The issuance of equity securities in connection with the Offering (see Note 1), if accomplished, could cause substantial dilution to existing stockholders. Any failure by the Company to successfully implement these plans would have a material adverse effect on its business, including the possible inability to continue operations.

Note 3 – Notes Payable

The Company’s Notes Payable at September 30, 2021 consisted of the following:

A Note Payable dated December 31, 2018 having a Face Value of $136,744 and accruing interest at 12% was due December 31, 2019. On October 1, 2019, the holder of this note requested to convert $30,000 in principal amount into 1,500,000 shares of Common Stock, leaving a principal balance $106,744. On December 31, 2019, the Company renewed the remaining principal balance of this Note, together with accrued interest of $15,509 for a 12-month period. The new Note has a Face Value of $122,253 and accrues interest at 12%. This Note matured on December 31, 2020. On August 27, 2020, the holder of this Note transferred all of its interest therein to RB Capital and in connection with a financing agreement with RB Capital, the Company agreed to render the Note convertible at $0.001 per share. Through September 30, 2021, the entire principal amount of $122,253 of this Note and all accrued interest of $14,247 was converted into 136,500,000 shares of Common Stock valued at $7,884,100 resulting in a loss of $7,747,600.

On April 17, 2020, the Company’s Canadian subsidiary received a CEBA Loan (Canada Emergency Business Account Loan) from CIBC (Canadian Imperial Bank of Commerce) in the principal amount of $40,000 Canadian ($29,352 US) as part of the Canadian government’s COVID-19 relief program. The CEBA Loan is non-interest bearing if repaid on or before December 31, 2022 (the “Termination Date”). The CEBA Loan is considered repaid in full if the borrower repays 75% of the Principal Amount on or before the Termination Date. On June 15, 2021, the Company paid 75% of this loan and the remaining 25% was forgiven.

On April 27, 2020, the Company received a Paycheck Protection Program loan ("PPP Loan") in the principal amount of $50,655 from the US Small Business Administration (“SBA”) as part of the US government’s COVID-19 relief program. This loan accrues interest at the rate of 1% per annum. The Company is obligated to make payments of principal and interest totaling $2,133 each month commencing on November 27, 2020, with any remaining balances due and payable on or before April 27, 2022. The proceeds derived from this loan may only be used for payroll costs, interest on mortgages, rent and utilities (“Admissible Expenses”). In addition, the Paycheck Protection Program provides for conditional loan forgiveness if the Company utilizes at least 75% of the proceeds from the loan to pay Admissible Expenses. On December 15, 2020, the Company applied to the funding bank for forgiveness of this loan per SBA guidance. On December 18, 2020, the Company received notification that the funding bank has approved forgiveness of the loan in its entirety and that it has submitted a request to the SBA for final approval. On February 22, 2021, the funding bank informed the Company that the SBA has fully forgiven the loan.

On July 7, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $48,000 with interest accruing at 8% is due July 7, 2021. The Note is convertible after 180 days from issuance into Common Stock at a price 35% below market value. On January 5, 2021, the Company paid off the entire principal balance of this Note, together with accrued interest and prepayment penalties of $15,271 by issuing cash payment of $63,271.

On July 27, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $102,000 with interest accruing at 8% is due July 27, 2021. The Note is convertible after 180 days from issuance into Common Stock at a price 30% below market value. On January 29, 2021, the entire principal amount of $102,000 of this Note plus accrued interest of $4,171 was converted into 5,044,456 shares of Common Stock valued at $484,268 resulting in a loss of $378,097.

On August 14, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $67,000 with interest accruing at 8% is due August 14, 2021. The Note is convertible after 180 days from issuance into Common Stock at a price 30% below market value. On February 22, 2021, the entire principal amount of $67,000 of this Note plus accrued interest of $2,680 was converted into 542,173 shares of Common Stock valued at $119,169 resulting in a loss of $49,489.

F-9

On September 14, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $250,000 with interest accruing at 5% which was due September 14, 2022. The Note was convertible after 180 days from issuance into Common Stock at a price equal to $0.30 per share. On June 2, 2021, the entire principal amount of $250,000 of this Note plus all accrued interest of $8,850 converted into 862,833 shares of Common Stock valued at $170,841 resulting in a gain of $88,009.

On September 24, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $50,000, with interest accruing at 5%, which due September 24, 2022. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.30 per share. The Company analyzed the conversion feature of the note for a beneficial conversion feature on the commitment date on March 23, 2021, which is 180 days after the issuance date, and determined that there was no beneficial conversion feature on September 30, 2021.

On October 20, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $250,000 with interest accruing at 5% whic was due October 20, 2022. The Note was convertible after 180 days from issuance into Common Stock at a price equal to $0.30 per share. On June 2, 2021, the entire principal amount of $250,000 of this Note plus all accrued interest of $7,600 was converted into 858,666 shares of Common Stock valued at $170,016 resulting in a gain of $87,584.

On November 19, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $250,000 with interest accruing at 8% which was due August 19, 2021. The Note was convertible after 180 days from issuance into Common Stock at a price 35% below market value. On May 19, 2021, the Company paid off the entire principal balance of this Note, together with accrued interest and prepayment penalties of $126,881 by issuing cash payment of $376,881.

On November 24, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $260,000 with interest accruing at 8% which was due November 24, 2021. The Note was convertible after 180 days from issuance into Common Stock at a price 30% below market value. On June 1, 2021, the entire principal amount of $260,000 of this Note plus all accrued interest of $10,428 was converted into 3,865,841 shares of Common Stock valued at $695,078, resulting in a loss of $424,650.

On November 25, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $250,000 with interest accruing at 5% is due November 25, 2022. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.30 per share. The Company analyzed the conversion feature of the note for a beneficial conversion feature on the commitment date on May 24, 2021, which is 180 days after the issuance date, and determined that there was no beneficial conversion feature on September 30, 2021.

On December 2, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $104,215 with interest accruing at 5% is due December 2, 2022. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.30 per share. The Company analyzed the conversion feature of the note for a beneficial conversion feature on the commitment date on May 31, 2021, which is 180 days after the issuance date, and determined that there was no beneficial conversion feature on September 30, 2021.

On January 12, 2021, the Company received monies in exchange for a Note Payable having a Face Value of $150,000 with interest accruing at 5% is due January 12, 2023. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.30 per share. The Company analyzed the conversion feature of the note for a beneficial conversion feature on the commitment date of July 11, 2021, which is 180 days after the issuance date, and determined that there was no beneficial conversion feature on September 30, 2021.

On January 27, 2021, the Company received monies in exchange for a Note Payable having a Face Value of $300,000 with interest accruing at 5% is due January 27, 2023. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.50 per share. The Company analyzed the conversion feature of the note for a beneficial conversion feature on the commitment date of July 26, 2021, which is 180 days after the issuance date, and determined that there was no beneficial conversion feature on September 30, 2021.

On February 12, 2021, the Company received monies in exchange for a Note Payable having a Face Value of $700,000 with interest accruing at 5% is due February 12, 2023. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.60 per share. The Company analyzed the conversion feature of the note for a beneficial conversion feature on the commitment date of August 11, 2021, which is 180 days after the issuance date, and determined that there was no beneficial conversion feature on September 30, 2021.

F-10

On April 5, 2021, the Company received monies in exchange for a Note Payable having a Face Value of $330,000 with interest accruing at 10% is due January 5, 2022. The Note is convertible after 180 days from issuance into Common Stock at a price of $0.30 per share or 35% below market value, whichever is lower. The Company will analyze the conversion feature of the note for a beneficial conversion feature on the commitment date on October 2, 2021, which is 180 days after the issuance date.

On April 20, 2021, the Company received monies in exchange for a Note Payable having a Face Value of $500,000 with interest accruing at 5% is due April 20, 2023. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.30 per share. The Company will analyze the conversion feature of the note for a beneficial conversion feature on the commitment date of October 17, 2021, which is 180 days after the issuance date.

On July 6, 2021, the Company received monies in exchange for a Note Payable having a Face Value of $900,000 with interest accruing at 5% is due July 6, 2023. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.30 per share. The Company will analyze the conversion feature of the note for a beneficial conversion feature on the commitment date of January 2, 2022, which is 180 days after the issuance date.

On August 18, 2021, the Company received monies in exchange for a Note Payable having a Face Value of $500,000 with interest accruing at 5% is due August 18, 2023. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.30 per share. The Company will analyze the conversion feature of the note for a beneficial conversion feature on the commitment date of February 14, 2022, which is 180 days after the issuance date.

At September 30, 2021 and December 31, 2020, total accrued interest on Notes Payable was $84,945 and $24,320, respectively.

Note 4 – Notes Payable - Related Party

Outstanding Notes Payable at September 30, 2021 held by related parties consist of the following:

A Note Payable dated December 31, 2019 held by the CEO of the Company having a Face Value of $128,269 and accruing interest at 12% was due December 31, 2020. On December 31, 2020, the Company renewed the Note together with accrued interest of $15,392 for a 12-month period. The new Note has a face Value of $143,661, accrues interest at 12% per annum, and has a maturity date of December 31, 2021. On August 24, 2021, the Company paid off the entire principal balance of this Note, together with accrued interest of $12,929 by issuing cash payment of $156,590.

Note 5 – Shareholders’ Equity

During the nine months ended September 30, 2021, the Company issued a total of 103,673,969 shares of Common Stock valued at $11,981,072 for the conversion of outstanding notes payable, reducing the debt by $1,233,028 and interest payable by $38,201 and generating a loss on conversion of $10,709,843. In addition, the Company issued 60,000,000 shares of Common Stock valued at $918,000 to its Officers and Directors as compensation for their services to the Company. The fair value of the stock was based on the closing price of the stock on the date of the transaction.

The Company declared no dividends through September 30, 2021.

Note 6 – Management Compensation

The Company paid its Officers and Directors cash compensation totaling $130,000 and $255,927 for the nine months ended September 30, 2021 and 2020, respectively. Of these amounts, $150,000 was paid to Advanomics Corporation (now known as TRT Pharma Inc.), a company controlled by the CEO of the Company. In addition, the Company issued 60,000,000 shares of Common Stock valued at $918,000 to its Officers and Directors during the nine months ended September 30, 2021.

Note 7 – Subsequent Events

On October 13, 2021, the holder of a Note Payable dated April 5, 2021 elected to convert a total of $330,000 in principal and $16,500 in accrued interest into 5,250,000 shares of Common Stock leaving a principal balance of $-0-.

F-11

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Sunshine Biopharma, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sunshine Biopharma, Inc. (the "Company") as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive income (loss), shareholders' equity, and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ B F Borgers CPA PC

We have served as the Company's auditor since 2013.

Lakewood, CO

March 30, 2021

F-12

Sunshine Biopharma, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash and cash equivalents	$989,888	$40,501
Accounts receivable	1,916	430
Inventory	23,771	15,910
Prepaid expenses	2,778	1,255
Deposits	7,590	7,590
Total Current Assets	1,025,943	65,686

Equipment (net of $51,485 and $37,109 depreciation, respectively)	19,531	32,456
Patents (net of $58,918 amortization and $556,120 impairment)	–	–

TOTAL ASSETS	$1,045,474	$98,142

LIABILITIES

Current Liabilities:
Notes payable	$820,454	$586,307
Notes payable - related party	143,661	129,261
Accounts payable & accrued expenses	62,870	96,882
Interest payable	24,320	21,077
Total Current Liabilities	1,051,305	833,527

Long-term portion of notes payable	949,006	–

TOTAL LIABILITIES	2,000,311	833,527

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)

Preferred Stock, Series B $0.10 par value per share; Authorized 1,000,000 Shares;
Issued and outstanding 1,000,000 and 500,000 shares at December 31, 2020 and December 31, 2019, respectively	100,000	50,000

Common Stock, $0.001 value per share; Authorized 3,000,000,000 Shares;
Issued and outstanding 346,419,296 and 35,319,990 at December 31, 2020 and December 31, 2019, respectively	346,418	35,320

Capital paid in excess of par value	18,820,343	16,616,426

Accumulated comprehensive income	(2,871)	(2,495)

Accumulated (Deficit)	(20,218,727)	(17,434,636)

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	(954,837)	(735,385)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,045,474	$98,142

See Accompanying Notes to These Financial Statements.

F-13

Sunshine Biopharma, Inc.
Consolidated Statement of Operations and Comprehensive Income (Loss)
	December 31,	December 31,
	2020	2019
Sales	$71,410	$21,121
Cost of sales	25,847	11,050
Gross profit	45,563	10,071

General & Administrative Expenses:
Accounting	81,524	89,253
Consulting	15,360	74,124
Legal	89,587	107,196
Office	89,022	74,904
Officer & director remuneration	271,930	277,252
R&D	60,948	15,204
Depreciation	14,066	13,774
Total General & Administrative Expenses	622,437	651,707

Income (Loss) from Operations	(576,874)	(641,636)

Other Income (Expense):
Loss on debt conversions	(2,057,513)	(314,752)
Foreign exchange gain (loss)	4,891	(15,099)
Interest expense	(168,105)	(115,901)
Miscellaneous income	3,000	–
Debt release	7,674	7,967
Interest forgiveness	2,836	1,367
Total Other Income (Expense)	(2,207,217)	(436,418)

Net income (loss) before income taxes	(2,784,091)	(1,078,054)
Provision for income taxes	–	–
Net income (loss) from continuing operations	(2,784,091)	(1,078,054)
Net income (loss) on discontinued operations	–	(582,237)
Net Income (Loss)	$(2,784,091)	$(1,660,291)

Unrealized gain (loss) from foreign exchange translation	376	1,243
Comprehensive Income (Loss)	$(2,783,715)	$(1,659,048)

Basic income (loss) from continuing operations per common share	$(0.01)	$(0.10)

Basic income (loss) from discontinued operations per common share	$0.00	$(0.05)

Basic income (loss) per common share	$(0.01)	$(0.15)

Weighted Average Common Shares Outstanding	204,096,338	10,932,813

See Accompanying Notes to These Financial Statements.

F-14

Sunshine Biopharma, Inc.
Consolidated Statement of Cash Flows
	December 31,	December 31,
	2020	2019
Cash Flows from Operating Activities:
Net Income (Loss)	$(2,784,091)	$(1,660,291)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	14,066	13,774
Foreign exchange (gain) loss	(4,891)	15,099
Stock issued for services	50,000	261,690
Stock issued for payment interest	42,233	17,197
Loss on debt conversion	2,057,513	314,752
Gain on interest and debt forgiveness	10,510	(9,334)
Loss on disposition of subsidiary	–	582,237
(Increase) in accounts receivable	(1,486)	(430)
(Increase) decrease in inventory	(7,861)	(15,910)
(Increase) in prepaid expenses	(1,523)	(7,676)
(Increase) in deposits	–	–
(Decrease) in Accounts Payable & accrued expenses	(35,012)	(18,692)
Increase in interest payable	3,243	11,786
Net Cash Flows (Used) in Operations	(657,299)	(495,798)

Cash Flows from Investing Activities:
Advances to discontinued operations	–	(14,416)
Purchase of equipment	(1,191)	(860)
Net Cash Flows (Used) in Investing Activities	(1,191)	(15,276)

Cash Flows from Financing Activities:
Proceeds from notes payable	1,674,246	441,230
Payments of notes payable	(106,600)	(53,000)
Note payable - interest expense	40,607	25,795
Note payable used to pay note origination fees	–	28,230
Net Cash Flows Provided by Financing Activities	1,608,253	442,255

Cash and Cash Equivalents at Beginning of Period	40,501	115,216
Net Increase (Decrease) In Cash and cash equivalents	949,763	(68,819)
Foreign currency translation adjustment	(376)	(5,896)
Cash and Cash Equivalents at End of Period	$989,888	$40,501

Supplementary Disclosure of Cash Flow Information:
Cash paid for interest	$20,963	$–
Cash paid for income taxes	$–	$–
Stock issued for note conversions	$2,515,015	$717,726

See Accompanying Notes to These Financial Statements.

F-15

Sunshine Biopharma, Inc.
Consolidated Statement of Shareholders' Equity

	Number of Common Shares Issued	Common Stock	Capital Paid in Excess of Par Value	Number of Preferred Shares Issued	Preferred Stock	Comprehensive Income	Accumulated Deficit	Total

Balance at December 31, 2018	4,282,620	$4,283	$15,668,047	500,000	$50,000	$(3,738)	$(15,774,345)	$(55,753)

Common stock issued to directors	9,150,000	9,150	195,150					204,300

Common stock issued for services	1,455,000	1,455	55,935					57,390

Common stock issued for the reduction of notes payable and payment of interest	20,432,370	20,432	697,294					717,726

Net (loss)						1,243	(1,660,291)	(1,659,048)

Balance at December 31, 2019	35,319,990	$35,320	$16,616,426	500,000	$50,000	$(2,495)	$(17,434,636)	$(735,385)

Common stock issued for the reduction of notes payable and payment of interest	311,098,985	311,098	2,203,917					2,515,015

Adjustment for Reverse-Split	321

Preferred stock issued for services				500,000	50,000			50,000

Net (loss)						(376)	(2,784,091)	(2,784,467)

Balance at December 31, 2020	346,419,296	$346,418	$18,820,343	1,000,000	$100,000	$(2,871)	$(20,218,727)	$(954,837)

See Accompanying Notes to These Financial Statements.

F-16

Sunshine Biopharma, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Note 1 – Description of Business

Sunshine Biopharma, Inc. (the "Company") was originally incorporated under the name Mountain West Business Solutions, Inc. on August 31, 2006 in the State of Colorado. Until October 2009, the Company was operating as a business consultancy firm.

Effective October 15, 2009, the Company acquired Sunshine Biopharma, Inc. in a transaction classified as a reverse acquisition. Sunshine Biopharma, Inc. was holding an exclusive license to a new anticancer drug bearing the laboratory name, Adva-27a (the “License Agreement”). Upon completion of the reverse acquisition transaction, the Company changed its name to Sunshine Biopharma, Inc. and began operating as a pharmaceutical company focusing on the development of the licensed Adva-27a anticancer drug.

In October 2012, the Company published the results of its initial preclinical studies of Adva-27a in the peer-reviewed journal, ANTICANCER RESEARCH. The preclinical studies were conducted in collaboration with Binghamton University, a State University of New York. The publication is entitled “Adva-27a, a Novel Podophyllotoxin Derivative Found to Be Effective Against Multidrug Resistant Human Cancer Cells” [ANTICANCER RESEARCH Volume 32, Pages 4423-4432 (2012)].

In July 2014, the Company formed a wholly owned Canadian subsidiary, Sunshine Biopharma Canada Inc. (“Sunshine Canada”) for the purposes of offering generic pharmaceutical products in Canada and elsewhere around the world. Sunshine Canada has signed licensing agreements for four (4) generic prescription drugs for treatment of breast cancer, prostate cancer and BPH (Benign Prostatic Hyperplasia).

In December 2015, the Company acquired all worldwide issued (US Patent Number 8,236,935, and 10,272,065) and pending patents under PCT/FR2007/000697 and PCT/CA2014/000029 for the Adva-27a anticancer compound from Advanomics Corporation, a related party, in exchange for an aggregate of 803,264 shares of Common Stock valued at $835,394 and terminated the License Agreement. In 2016, the remaining value of these patents was impaired. The Company is however continuing development of the Adva-27a anticancer drug covered by these patents.

On January 1, 2018, the Company acquired all of the issued and outstanding shares of Atlas Pharma Inc. (“Atlas”), a Canadian privately held analytical chemistry company. The purchase price for the shares was Eight Hundred Forty-Eight Thousand Dollars $848,000 Canadian ($676,748 US). The purchase price included cash payment of $100,500 Canadian ($80,289 US), plus the issuance of 50,000 shares of the Company’s Common Stock valued at $238,000, and a promissory note (“Atlas Debt”) in the principal amount of $450,000 Canadian ($358,407 US), with interest payable at the rate of 3% per annum. Effective April 1, 2019, the Company re-assigned all of its stock in Atlas back to the original owner in exchange for the Atlas Debt. The loss on the disposition was $580,125. See Note 11, below for a more detailed explanation of this disposition.

In March 2018, the Company formed NOX Pharmaceuticals, Inc., a wholly owned Colorado corporation and assigned all of the Company’s interest in the Adva27a anticancer drug to that company. NOX Pharmaceuticals Inc.’s mission is to research, develop and commercialize proprietary drugs including Adva-27a.

In December 2018, the Company launched its first over-the-counter product, Essential 9™, a nutritional supplement comprised of the nine (9) essential amino acids that the human body cannot make. Essential 9tm has been authorized for marketing by Health Canada under NPN 80089663.

Effective February 1, 2019, the Company completed a 20 to 1 reverse split of its Common Stock, reducing the issued and outstanding shares of Common Stock from 1,713,046,242 to 85,652,400 (the “First Reverse Stock Split”). The Company’s authorized capital of Common Stock remained as previously established at 3,000,000,000 shares.

In November 2019, the Company received Health Canada approval for a new Calcium-Vitamin D supplement. Health Canada issued NPN 80093432 through which it authorized the Company to manufacture and sell the new Calcium-Vitamin D supplement under the brand name Essential Calcium-Vitamin Dtm.

Effective April 6, 2020, the Company completed another 20 to 1 reverse split of its Common Stock, reducing the issued and outstanding shares of Common Stock from 1,193,501,925 to 59,675,417 (the “Second Reverse Stock Split”). The Company’s authorized capital of Common Stock remained as previously established at 3,000,000,000 shares.

F-17

On May 22, 2020, the Company filed a patent application in the United States for a new treatment for Coronavirus infections. The Company’s patent application covers composition subject matter pertaining to small molecules for inhibition of the main Coronavirus protease (Mpro), an enzyme that is essential for viral replication. The patent application has a priority date of May 22, 2020.

On June 17, 2020, the Company filed an amendment to its Articles of Incorporation (the “Amendment”) with the State of Colorado, to eliminate the Series “A” Preferred Shares consisting of Eight Hundred and Fifty Thousand (850,000) shares, par value $0.10 per share, and the designation thereof, which shares were returned to the status of undesignated shares of Preferred Stock. In addition, the Amendment increased the number of authorized Series “B” Preferred Shares from Five Hundred Thousand (500,000) to One Million (1,000,000) shares.

Also on June 17, 2020, the Company issued Five Hundred Thousand (500,000) shares of Series “B” Preferred Stock in favor of Dr. Steve N. Slilaty, the Company’s CEO, in consideration for the COVID-19 treatment technology he developed. The Series “B” Preferred Stock is non-convertible, non-redeemable, non-retractable and has a superior liquidation value of $0.10 per share. Each share of Series “B” Preferred Stock is entitled to 1,000 votes per share. This issuance brought the total number of Series “B” Preferred Stock held by Dr. Slilaty to 1,000,000 shares.

On September 8, 2020, the Company executed a financing agreement with RB Capital Partners, Inc., La Jolla, CA, who has agreed to provide the Company with a minimum of $2 million in convertible debt financing over the next three to six months pursuant to the terms and conditions included in relevant Promissory Notes (the “Promissory Notes”). The Promissory Notes will bear interest at the rate of 5% per annum and will be fully convertible into shares of shares of the Company’s Common Stock at a conversion price equal to the market value of the Company’s Common Stock on the applicable conversion date or $0.30 per share, whichever is greater. The Promissory Notes will have a maturity date of two years from the date of issuance and must be fully converted on or before the maturity date. The Company has the right under these Promissory Notes to pay off all or any part of the Promissory Notes at any time without penalty. As of December 31, 2020, the Company has received a total of $1,350,000 in funding under this agreement.

Effective October 6, 2020, the Company entered into a Research Agreement (the “Agreement”) with the University of Georgia Research Foundation, Inc. (“UGARF”), representing the University of Georgia (“UGA”). The purpose of the Agreement is to memorialize the terms of the Company working together with UGA to conduct the necessary research and development to advance the Company’s Anti-Coronavirus lead compound, SBFM-PL4 (or derivatives thereof) through various stages of preclinical development, animal studies and clinical trials for Coronavirus infections. The Agreement grants the Company an exclusive worldwide license for all of the intellectual property developed by UGA, whether alone or jointly with the Company.

The Company's financial statements reflect both the First and Second Reverse Stock Split on a retroactive basis and represent the consolidated activity of Sunshine Biopharma, Inc. and its subsidiaries (Sunshine Biopharma Canada Inc. and NOX Pharmaceuticals Inc.) herein collectively referred to as the "Company".

During the last twelve month period the Company has continued to raise money through the issuance of convertible debt. The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the Company’s proprietary drug development program and other business activities.

Note 2 – Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist the reader in understanding the Company's financial statements. The consolidated financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to Generally Accepted Accounting Principles and have been consistently applied in the preparation of the financial statements.

IMPACT OF CORONAVIRUS (COVID-19) PANDEMIC

In March 2020, the World Health Organization declared Coronavirus and its associated disease, COVID-19, a global pandemic. Conditions surrounding the Coronavirus outbreak are evolving rapidly and government authorities around the world have implemented emergency measures to mitigate the spread of the virus. The outbreak and related mitigation measures have had and will continue to have a material adverse impact on the world economies and the Company's business activities. It is not possible for the Company to predict the duration or magnitude of the adverse conditions of the outbreak and their effects on the Company’s business or ability to raise funds. No adjustments have been made to the amounts reported in the Company's financial statements as a result of this matter.

F-18

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with US Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions made by management are valuation of equity instruments, depreciation of property and equipment, and deferred tax asset valuation. Actual results could differ from those estimates as the current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

CASH AND CASH EQUIVALENTS

For the Balance Sheets and Statements of Cash Flows, all highly liquid investments with maturity of 90 days or less are considered to be cash equivalents. The Company had a cash balance of $989,888 and $40,501 as of December 31, 2020 and December 31, 2019, respectively. At times such cash balances may be in excess of the FDIC limit of $250,000 or the equivalent in Canada.

PROPERTY AND EQUIPMENT

Property and equipment is reviewed for recoverability when events or changes in circumstances indicate that its carrying value may exceed future undiscounted cash inflows. As of December 31, 2020 and 2019, the Company had not identified any such impairment. Repairs and maintenance are charged to operations when incurred and improvements and renewals are capitalized.

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method for financial reporting purposes and accelerated methods for tax purposes. Their estimated useful lives are as follows:

Office Equipment:	5-7 Years
Laboratory Equipment:	5 Years
Vehicles:	5 Years

EARNINGS PER SHARE

The Company has adopted the Financial Accounting Standards Board (FASB) ASC Topic 260 regarding earnings / loss per share, which provides for calculation of “basic” and “diluted” earnings / loss per share. Basic earnings / loss per share includes no dilution and is computed by dividing net income / loss available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings / loss per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings / loss per share.

F-19

INCOME TAXES

In accordance with ASC 740 – Income Taxes, the provision for income taxes is computed using the asset and liability method. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company expects to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2020 the Company had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Company currently has no federal or state tax examinations nor has it had any federal or state examinations since its inception. To date, the Company has not incurred any interest or tax penalties.

For Canadian and US tax purposes, the Company’s 2017 through 2019 tax years remain open for examination by the tax authorities under the normal three-year statute of limitations.

FUNCTIONAL CURRENCY

The U.S. dollar is the functional currency of the Company which is operating in the United States. The functional currency for the Company's Canadian subsidiary is the Canadian dollar.

The Company translates its Canadian subsidiary's financial statements into U.S. dollars as follows:

●	Assets and liabilities are translated at the exchange rate in effect as of the financial statement date.

●	Income statement accounts are translated using the weighted average exchange rate for the period.

The Company includes translation adjustments from currency exchange and the effect of exchange rate changes on intercompany transactions of a long-term investment nature as a separate component of shareholders’ equity. There are currently no transactions of a long-term investment nature, nor any gains or losses from non U.S. currency transactions.

CONCENTRATION OF CREDIT RISKS

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and trade receivables. The Company places its cash equivalents with high credit quality financial institutions.

FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company applies the provisions of accounting guidance, FASB Topic ASC 825, Financial Instruments. ASC 825 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2020 and 2019, the fair value of cash, accounts receivable and notes receivable, accounts payable, accrued expenses, and other payables approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

F-20

The Company defines fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

●	Level 1 – Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

●	Level 2 – Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability.

●	Level 3 – Level 3 inputs are unobservable inputs for the asset or liability in which there is little, if any, market activity for the asset or liability at the measurement date.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

NOTES PAYABLE

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently carried at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest method.

ACCOUNTING FOR DERIVATIVES LIABILITIES

The Company evaluates stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense.

Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date. The Company determined that none of the Company’s financial instruments meet the criteria for derivative accounting as of December 31, 2020 and 2019.

EQUITY INSTRUMENTS ISSUED TO  EMPLOYEES OR NON-EMPLOYEES FOR AQUIRING GOODS OR SERVICES

The stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the requisite service period of the award. The Company accounts for stock-based compensation to employees in conformity with the provisions of ASC Topic 718, Stock Based Compensation. Stock-based compensation to employees consisting of stock option grants and restricted shares are recognized in the statement of operations based on their fair values at the date of grant. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of ASC Topic 718, based upon the fair-value of the underlying instrument.

F-21

BASIC AND DILUTED NET GAIN (LOSS) PER SHARE

The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement.

Basic net income (loss) per share is calculated by dividing net (loss) by the weighted-average common shares outstanding. Diluted net income per share is calculated by dividing net income by the weighted-average common shares outstanding during the period using the treasury stock method or the two-class method, whichever is more dilutive. As the Company incurred net losses for the year ended December 31, 2020 no potentially dilutive securities were included in the calculation of diluted earnings per share as the impact would have been anti-dilutive.

Therefore, basic and dilutive net (loss) per share were the same as of December 31, 2020 and 2019.

REVENUE RECOGNITION

As of January 1, 2018, the Company adopted ASU No. 201409, “Revenue from Contracts with Customers” (ASC 606). Under the new guidance, an entity will recognize revenue to depict the transfer of promised goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. A five-step model has been introduced for an entity to apply when recognizing revenue. The new guidance also includes enhanced disclosure requirements. The guidance was effective January 1, 2018 and was applied on a modified retrospective basis. The adoption did not have an impact on the Company's financial statements. All of the revenues of the Company are the Company's wholly owned Canadian subsidiary, which sells nutritional supplements through Amazon.com and Amazon.ca.

In Canada, governmental regulations require that companies recognize revenues upon completion of the work by issuing an invoice and remitting the applicable sales taxes (GST and QST) to the appropriate government agency. The Company’s wholly owned Canadian subsidiary's revenue recognition policy is in compliance with these local regulations.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2019, the FASB issued ASU 2019-12 “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” This guidance removes certain exceptions to the general principles in Topic 740 and provides consistent application of U.S. GAAP by clarifying and amending existing guidance. The effective date of the new guidance for public companies is for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the timing of adoption and impact of the updated guidance on its financial statements.

LEGAL FEES

During the years ended December 31, 2020 and 2019, the legal fees incurred were related to services provided to the Company to assist with its regulatory requirements with the Securities and Exchange Commission, patenting costs and one ongoing litigation.

DATE OF MANAGEMENT’S REVIEW

Subsequent events have been evaluated through March 29, 2021, which is the date the Financial Statements were available to be issued.

F-22

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. In the course of its life, the Company has had limited operations and Working Capital deficit. This raises substantial doubt about the Company’s ability to continue as a going concern. The Company believes it can raise capital through equity sales and borrowing to fund its operations. Management believes this will contribute toward its subsequent profitability. The accompanying Financial Statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4 – Patents

The following is a summary of the patents held by the Company at December 31, 2020 and 2019:

In December 2015, the Company acquired all worldwide issued (US Patent Number 8,236,935, and US Patent Number 10,272,065) and pending patents under PCT/FR2007/000697 and PCT/CA2014/000029 for the Adva-27a anticancer compound from Advanomics Corporation, a related party, in exchange for an aggregate of 803,264 shares of Common Stock valued at $835,394 and terminated the License Agreement. In 2016, the remaining value of these patents was impaired. The Company is however continuing development of the Adva-27a anticancer drug covered by these patents.

On May 22, 2020, the Company filed a patent application in the United States for a new treatment for Coronavirus infections. The Company’s patent application covers composition subject matter pertaining to small molecules for inhibition of the main Coronavirus protease (Mpro), an enzyme that is essential for viral replication. The patent application has a priority date of May 22, 2020.

Note 5 – Capital Stock

The Company’s authorized capital is comprised of 3,000,000,000 shares of $0.001 par value Common Stock and 30,000,000 shares of $0.10 par value Preferred Stock, to have such rights and preferences as the Directors of the Company have or may assign from time to time. Out of the authorized Preferred Stock, the Company had designated 850,000 shares as Series “A” Preferred Stock (“Series A”). At December 31, 2020 and December 31, 2019, the Company had no issued and outstanding shares of Series A. On June 17, 2020, the Company filed an amendment to its Articles of Incorporation (the “Amendment”) eliminating the Series A shares and the designation thereof, which shares were returned to the status of undesignated shares of Preferred Stock. In addition to eliminating the Series A shares, the Amendment also increased the number of authorized Series B Preferred Shares from Five Hundred Thousand (500,000) to One Million (1,000,000) shares.

During the year ended December 31, 2015, the Company authorized 500,000 shares of $0.10 par value Series “B” Preferred Stock (“Series B”). The Series B Preferred Stock is non-convertible, non-redeemable and non-retractable. It has superior liquidation rights to the Common Stock at $0.10 per share and gives the holder the right to 1,000 votes per share. All shares of the Series B Preferred Stock are held by the CEO of the Company.

On June 17, 2020, the Company issued Five Hundred Thousand (500,000) shares of Series “B” Preferred Stock in favor of the Company’s CEO, in consideration for the COVID-19 treatment technology he developed. This issuance brought the total number of Series B Preferred Stock held by the Company’s CEO to 1,000,000 shares.

Through December 31, 2020 and December 31, 2019, the Company has issued and outstanding a total of 346,419,296 and 35,319,990 shares of Common Stock, respectively. Through the same periods, the Company has issued and outstanding a total of -0- and -0- shares of Series A Preferred Stock and 1,000,000 and 500,000 shares of Series B Preferred Stock, respectively.

During the fiscal year ended December 31, 2020, the Company issued an aggregate of 311,098,985 shares of its Common Stock valued at $2,515,015 in connection with the conversion of $415,269 in debt and interest of $ 42,233 resulting in a $2,057,513 loss on conversion.

F-23

During the fiscal year ended December 31, 2019, the Company issued an aggregate of 31,037,370 shares of its Common Stock as follows:

●	9,150,000 shares valued at $204,300 as compensation to the Company’s Directors and Officers

●	1,455,000 shares for services rendered to the Company by third parties valued at $57,390

●	20,432,370 shares valued at $717,726 in connection with the conversion of $385,778 in debt and interest of $6,689 resulting in a $314,751 loss on conversion

The Company has declared no dividends since inception.

Note 6 – Earnings Per Share

The following table sets forth the computation of basic and diluted net income per share for the years ended December 31:

	2020	2019

Net gain (loss) attributable to Common Stock	$(2,784,091)	$(1,660,291)
Basic weighted average outstanding shares of Common Stock	204,096,338	10,392,813
Dilutive effects of common share equivalents	-0-	-0-
Dilutive weighted average outstanding shares of Common Stock	204,096,338	10,932,813
Net gain (loss) per share attributable to Common Stock	$(0.01)	$(0.15)

Note 7 – Income Taxes

The Company files a United States federal income tax return and a Canadian branch return on a calendar year basis. The Company and its wholly-owned subsidiaries, Sunshine Biopharma Canada Inc., have not generated taxable income since inception.

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses and other items. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur. The Company accounts for income taxes pursuant to ASC 740, “Accounting for Income Taxes”, which requires, among other things, an asset and liability approach to calculating deferred income taxes. The components of the deferred income tax assets and liabilities arising under ASC No. 740 were as follows:

	December 31, 2020		December 31, 2019
	Amount	Tax Effect	Amount	Tax Effect

Deferred tax assets:
Net operating loss	$2,784,091	$683,773	$1,660,291	$407,767
Other differences	$26,786	$6,579	$(686,984)	$(168,723)
Net deferred tax assets	$2,810,877	$690,352	$973,307	$239,044
Valuation allowance	$(2,810,877)	$(690,352)	$(973,307)	$(239,044)

Total deferred tax asset	$-0-	$-0-	$-0-	$-0-

Deferred tax liabilities:	$-0-	$-0-	$-0-	$-0-
Net deferred tax asset	$-0-	$-0-	$-0-	$-0-

F-24

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

As of December 31, 2020, the Company had net operating loss carry forwards of $10,611,921 that may be available to reduce future years’ taxable income through 2037 and $5,329,161 may be available to reduce future years’ taxable income indefinitely. At December 31, 2020 and December 31, 2019, a deferred tax asset at each date of approximately $690,352 and $239,044, respectively, resulting from the loss carryforwards has been offset by a 100% valuation allowance. The change in the valuation allowance for the period ended December 31, 2020 and December 31, 2019 was approximately $(451,307) and $149,054, respectively.

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

	December 31, 2020	December 31, 2019

U.S. Federal statutory graduated income tax rate	21.00%	21.00%
State income tax rate, net of federal benefit	3.56%	3.56%

Net income tax rate	24.56%	24.56%

Net operating loss used	0.00%	0.00%

Net operating loss for which no tax benefit is currently available	0.00%	0.00%

Canada Federal statutory rate	15.00%	15.00%
Canada Provincial rate	11.80%	11.80%

Net Canada rate	26.80%	26.80%

Net operating loss used (Canada)	0.00%	0.00%
Net operating loss for which no tax benefit is currently available (Canada)	-26.80%	-26.80%

The Company’s income tax filings are subject to audit by various taxation authorities. The Company’s open audit periods are 2018, 2019, and 2020, although, the statute of limitations for the 2018 tax year will expire effective October 15, 2020. In evaluating the Company’s provisions and accruals, future taxable income, and reversal of temporary differences, interpretations and tax planning strategies are considered. The Company believes its estimates are appropriate based on current facts and circumstances.

Note 8 – Notes Payable

The Company’s Notes Payable at December 31, 2020 consisted of the following:

On April 1, 2017, the Company received monies in exchange for a Note Payable having a Face Value of $100,000 Canadian ($74,970 US at September 30, 2020) with interest payable quarterly at 9%, which Note was due April 1, 2019. The Note is convertible any time after issuance into $0.001 par value Common Stock at a price of $0.015 Canadian (approximately $0.011 US) per share. The Company estimates that the fair value of this convertible debt approximates the face value, so no value has been assigned to the beneficial conversion feature. Any gain or loss will be recognized at conversion. In June 2018, the Company filed an action in the Superior Court of the Province of Quebec in the District of Montreal (Canada) against the holder of this Note. The complaint alleges among other things, claims of misrepresentations and misleading conduct resulting in damages to the Company in an amount of approximately $200,000 Canadian (approximately $143,000 US). A date for the hearings to commence was set for November 16, 2020. On November 10, 2020, the Company elected to pay off the Note together with accrued interest of $14,696 Canadian (approximately $10,500 US) and terminate the proceedings.

F-25

On September 10, 2018, the Company issued two Notes Payable having an aggregate Face Value of $36,500 with interest accruing at 8%. The two Notes were issued for services rendered to the Company and had maturity dates in June 2019. The Company was unable to pay the notes and on November 30, 2019 the Company issued a new Note which included accrued interest and accelerated interest of $7,059 for a total Face Value of $43,559. The new Note accrues interest at 8% and is convertible after 180 days from issuance into Common Stock at a price 35% below market value. The new Note was due August 31, 2020. During the year ended December 31, 2020, the entire principal amount of $43,559 of this Note plus accrued interest of $2,523 was converted into 14,198,048 shares of Common Stock valued at $86,685 resulting in a loss of $40,603.

On December 24, 2018, the Company received monies in exchange for a Note Payable having a Face Value of $87,000 with interest accruing at 8% was due December 24, 2019. The Note is convertible after 180 days from issuance into $0.001 par value Common Stock at a price 35% below market value. As of December 31, 2020, the entire principal amount of $87,000 of this Note plus accrued interest of $9,639 was converted into 43,986,317 shares of Common Stock valued at $276,396 resulting in a loss of $161,036.

On January 8, 2019, the Company received monies in exchange for a Note Payable having a Face Value of $54,000 with interest accruing at 8% was due January 8, 2020. The Note is convertible after 180 days from issuance into Common Stock at a price 35% below market value. During the year ended December 31, 2020, the entire principal amount of $54,000 of this Note plus accrued interest of $9,814 was converted into 44,931,640 shares of Common Stock valued at $365,787 resulting in a loss of $301,973.

On February 5, 2019, the Company received monies in exchange for a Note Payable having a Face Value of $37,450 with interest accruing at 8% was due October 10, 2019. The Note is convertible after 180 days from issuance into Common Stock at a price 35% below market value. During the year ended December 31, 2020, the entire principal amount of $37,450 of this Note plus accrued interest of $2,996 was converted into 38,263,409 shares of Common Stock valued at $217,971 resulting in a loss of $182,790.

On July 2, 2019, the Company received monies in exchange for a Note Payable having a Face Value of $40,000 with interest accruing at 8% was due April 30, 2020. The Note is convertible after 180 days from issuance into Common Stock at a price 35% below market value. During the year ended December 31, 2020, the entire principal amount of $40,000 of this Note plus accrued interest of $1,600 was converted into 13,099,359 shares of Common Stock valued at $58,684 resulting in a loss of $17,084.

On July 26, 2019, the Company received monies in exchange for a Note Payable having a Face Value of $50,000 with interest accruing at 8%, which became due July 26, 2020. The Note is convertible after 180 days from issuance into Common Stock at a price 35% below market value. During the year ended December 31, 2020, the entire principal of $50,000 of this Note plus accrued interest of $4,909 was converted into 43,522,363 shares of Common Stock valued at $131,370 resulting in a loss of $76,461.

On September 12, 2019, the Company received monies in exchange for a Note Payable having a Face Value of $43,000 with interest accruing at 8% is due July 15, 2020. The Note is convertible after 180 days from issuance into Common Stock at a price 35% below market value. During the year ended December 31, 2020, the entire principal amount of $43,000 of this Note plus accrued interest of $1,720 was converted into 38,855,726 shares of Common Stock valued at $117,177 resulting in a loss of $72,457.

On December 14, 2019, the Company received monies in exchange for a Note Payable having a Face Value of $42,800 with interest accruing at 8% and which is due December 14, 2020. The Note is convertible after 180 days from issuance into Common Stock at a price 35% below market value. During the year ended December 31, 2020, the entire principal amount of $42,800 of this Note plus accrued interest of $1,712 was converted into 18,592,605 shares of Common Stock valued at $81,796 resulting in a loss of $37,284.

A Note Payable dated December 31, 2019 having a Face Value of $30,120 and accruing interest at 12% was due December 31, 2020. On December 1, 2020, the Company paid off the entire principal balance of this Note, together with accrued interest of $3,614 by issuing cash payment of $33,734.

A Note Payable dated December 31, 2018 having a Face Value of $136,744 and accruing interest at 12% was due December 31, 2019. On October 1, 2019, the holder of this note requested to convert $30,000 in principal amount into 1,500,000 shares of Common Stock, leaving a principal balance $106,744. On December 31, 2019, the Company renewed the remaining principal balance of this Note, together with accrued interest of $15,509 for a 12-month period. The new Note has a Face Value of $122,253 and accrues interest at 12%. This Note matures on December 31, 2020. On August 27, 2020, the holder of this Note transferred all of its interest therein to a third party and on September 4, 2020, the Company agreed to render the Note convertible at $0.001 per share. During the year ended December 31, 2020, an aggregate principal amount of $58,225 of this Note plus accrued interest of $9,775 was converted into 68,000,000 shares of Common Stock valued at $1,286,400 resulting in a loss of $1,218,400. This note is currently past due and the Company is in discussion with the holder to extend the due date.

F-26

On April 17, 2020, the Company’s Canadian subsidiary received a CEBA Loan (Canada Emergency Business Account Loan) from CIBC (Canadian Imperial Bank of Commerce) in the principal amount of $40,000 Canadian ($29,352 US) as part of the Canadian government’s COVID-19 relief program. The CEBA Loan is non-interest bearing if repaid on or before December 31, 2022 (the “Termination Date”). The CEBA Loan is considered repaid in full if the borrower repays 75% of the Principal Amount on or before the Termination Date. If the CEBA Loan is not repaid in full on or before the Termination Date, the lender will automatically extend the term of the loan by three years until December 31, 2025 (the “Extension Period”). During the Extension Period, interest will be charged, and will accrue on the outstanding amount of the CEBA Loan at a fixed rate of 5% per year, calculated daily and compounded monthly. The outstanding balance of the CEBA Loan and all accrued interest will be due at the end of the Extension Period.

On April 27, 2020, the Company received a Paycheck Protection Program loan ("PPP Loan") in the principal amount of $50,655 from the US Small Business Administration (“SBA”) as part of the US government’s COVID-19 relief program. This loan accrues interest at the rate of 1% per annum. The Company is obligated to make payments of principal and interest totaling $2,133 each month commencing on November 27, 2020, with any remaining balances due and payable on or before April 27, 2022. The proceeds derived from this loan may only be used for payroll costs, interest on mortgages, rent and utilities (“Admissible Expenses”). In addition, the Paycheck Protection Program provides for conditional loan forgiveness if the Company utilizes at least 75% of the proceeds from the loan to pay Admissible Expenses. On December 15, 2020, the Company applied to the funding bank for forgiveness of this loan per SBA guidance. On December 18, 2020, the Company received notification that the funding bank has approved forgiveness of the loan in its entirety and that it has submitted a request to the SBA for final approval. On February 22, 2021, the funding bank informed the Company that the SBA has fully forgiven the loan.

On June 1, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $42,000 with interest accruing at 8% is due June 1, 2021. The Note is convertible after 180 days from issuance into Common Stock at a price 35% below market value. On December 2, 2020, the Company paid off the entire principal balance of this Note, together with accrued interest and prepayment penalties of $13,435 by issuing payment of $55,435.

On June 9, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $37,000 with interest accruing at 8% is due June 9, 2021. The Note is convertible after 180 days from issuance into Common Stock at a price 35% below market value. On December 2, 2020, the Company paid off the entire principal balance of this Note, together with accrued interest and prepayment penalties of $11,779 by issuing payment of $48,779.

On July 7, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $48,000 with interest accruing at 8% is due July 7, 2021. The Note is convertible after 180 days from issuance into Common Stock at a price 35% below market value. The Company will analyze the conversion feature of the note for a beneficial conversion feature on the commitment date on January 3, 2021 which is 180 days after the issuance date.

On July 27, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $102,000 with interest accruing at 8% is due July 27, 2021. The Note is convertible after 180 days from issuance into Common Stock at a price 30% below market value. The Company will analyze the conversion feature of the note for a beneficial conversion feature on the commitment date on January 23, 2021 which is 180 days after the issuance date.

On August 14, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $67,000 with interest accruing at 8% is due August 14, 2021. The Note is convertible after 180 days from issuance into Common Stock at a price 30% below market value. The Company will analyze the conversion feature of the note for a beneficial conversion feature on the commitment date on February 10, 2021 which is 180 days after the issuance date.

On September 14, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $250,000 with interest accruing at 5% is due September 14, 2022. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.30 per share. The Company will analyze the conversion feature of the note for a beneficial conversion feature on the commitment date on March 13, 2021 which is 180 days after the issuance date.

On September 24, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $50,000 with interest accruing at 5% is due September 24, 2022. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.30 per share. The Company will analyze the conversion feature of the note for a beneficial conversion feature on the commitment date on March 23, 2021 which is 180 days after the issuance date.

F-27

On October 20, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $250,000 with interest accruing at 5% is due October 20, 2022. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.30 per share. The Company will analyze the conversion feature of the note for a beneficial conversion feature on the commitment date on April 18, 2021 which is 180 days after the issuance date.

On November 19, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $250,000 with interest accruing at 8% is due August 19, 2021. The Note is convertible after 180 days from issuance into Common Stock at a price 35% below market value. The Company will analyze the conversion feature of the note for a beneficial conversion feature on the commitment date on May 18, 2021 which is 180 days after the issuance date.

On November 24, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $260,000 with interest accruing at 8% is due November 24, 2021. The Note is convertible after 180 days from issuance into Common Stock at a price 30% below market value. The Company will analyze the conversion feature of the note for a beneficial conversion feature on the commitment date on May 23, 2021 which is 180 days after the issuance date.

On November 25, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $250,000 with interest accruing at 5% is due November 25, 2022. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.30 per share. The Company will analyze the conversion feature of the note for a beneficial conversion feature on the commitment date on May 24, 2021 which is 180 days after the issuance date.

On December 2, 2020, the Company received monies in exchange for a Note Payable having a Face Value of $104,215 with interest accruing at 5% is due December 2, 2022. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.30 per share. The Company will analyze the conversion feature of the note for a beneficial conversion feature on the commitment date on May 31, 2021 which is 180 days after the issuance date.

At December 31, 2020 and December 31, 2019, total accrued interest on Notes Payable was $24,320 and $21,077, respectively.

Note 9 – Notes Payable - Related Party

Outstanding Notes Payable at December 31, 2020 held by related parties consist of the following:

A Note Payable dated December 31, 2019 held by the CEO of the Company having a Face Value of $128,269 and accruing interest at 12% was due December 31, 2020. On December 31, 2020, the Company renewed the Note together with accrued interest of $15,392 for a 12-month period. The new Note has a face Value of $143,661, accrues interest at 12% per annum, and has a maturity date of December 31, 2021.

Note 10 – Related Party Transactions

In addition to the transactions specified under Note 9 above, during the period ended December 31, 2020, the Directors and Officers of the Company were paid $221,930 in cash. Of this amount, $177,000 was paid to Advanomics Corporation (now known as TRT Pharma Inc.), a company controlled by the CEO of the Company. In addition, during the period ended December 31, 2020, the Company issued to its CEO 500,000 shares of Series B Preferred Stock valued at $50,000.

For the period ended December 31, 2019, the Company issued to the Board of Directors 1,950,000 shares of Common Stock valued at $74,100, 3,300,000 shares of Common Stock valued at $99,000, and 3,900,000 shares of Common Stock valued at $31,200. The Company also issued 550,000 shares of Common Stock valued at $16,500 to the CFO for consulting services rendered to the Company in 2019. During the year ended December 31, 2019 the Directors and officers were paid $72,916 in cash. Of this amount, $28,000 was paid to Advanomics Corporation, a company controlled by the CEO of the Company.

F-28

Note 11 – Acquisition and Disposition of Atlas Pharma Inc.

On January 1, 2018 the Company acquired all of the issued and outstanding shares of Atlas Pharma Inc. (“Atlas”), a privately held Canadian company providing analytical chemistry testing services (“Atlas Business”). The purchase price for the shares was $848,000 Canadian ($676,748 US). The purchase price included cash payment of $100,500 Canadian ($80,289 US), plus the issuance of 50,000 shares of the Company’s Common Stock valued at $238,000, and a promissory note in the principal amount of $450,000 Canadian ($358,407 US), with interest payable at the rate of 3% per annum (“Atlas Note”). The following table summarizes the allocation of the purchase price as of the acquisition date:

Cash	$4,942
Accounts receivable	$79,508
Prepaids	$1,428
Property and equipment	$62,990
Goodwill	$665,697
Liabilities assumed ($172,899 Canadian)	$(137,817)

Total consideration	$676,748

Effective April 1, 2019, the Company disposed of Atlas by re-assigning all of its stock in Atlas back to the original owner in exchange for the Atlas Note. As a consequence of the sale, the operating results and the assets and liabilities of the discontinued Atlas Business are presented separately in the Company's financial statements. Summarized financial information for the discontinued Atlas Business is shown below. Prior period balances have been reclassified to present the operations of the Atlas Business as discontinued operations.

Discontinued Operations Income Statement:

	Audited December 31, 2020	Audited December 31, 2019

Revenues	$0	$119,522
Cost of revenues	0	81,920
Gross profit	0	37,602

General and administrative expenses	0	36,196
Gain (Loss) from operations	0	1,406
Other income (expense) – Interest	0	(3,518)
Net Income (Loss) from operations	0	(2,112)

Loss on Disposal	0	(580,125)

Net Income (Loss) from Discontinued Operations	0	(582,237)

The individual assets and liabilities of the discontinued Atlas Business are in the captions "Assets of Discontinued Operation" and "Liabilities of Discontinued Operation" in the Consolidated Balance Sheet. The carrying amounts of the major classes of assets and liabilities included part of the discontinued business are presented in the following table:

F-29

Discontinued Operations Balance Sheets:

	Audited December 31, 2020	Audited December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$–	$–
Accounts receivable	–	–
Total Current Assets	–	–

Equipment (net of $ 0 and $34,959 depreciation)	–	–
Goodwill	–	–

TOTAL ASSETS	$–	$–

LIABILITIES

Current Liabilities:
Notes payable	$–	$–
Notes payable - related party	–	–
Related party advances	–	–
Accounts payable & accrued expenses	–	–
Total Current Liabilities	–	–

TOTAL LIABILITIES	$–	$–

Discontinued Operations Cash Flows:

Cash flows used in discontinued operations for the period ended December 31, 2020 and 2019 were $-0-and $8,510, respectively. There were no cash flows used in or provided by investing or financing activities during those periods.

Note 12 – Leases

The Company's arrangement in connection with its office space located in Pointe-Claire, Quebec, Canada has no short-term or long-term asset or liability value.

F-30

Note 13 – Subsequent Events

On January 5, 2021, the Company paid off a Note Payable dated July 7, 2020 by issuing cash payment in the amount of $63,271 comprised of $48,000 in principal and $15,271 in accrued interest and prepayment penalties.

On January 12, 2021, the Company received monies in exchange for a Note Payable having a Face Value of $150,000 with interest accruing at 5%. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.30 per share.

On January 12 and 28, and on March 3, 2021, the holder of a Note Payable dated December 31, 2019 elected to convert a total of $53,000 in principal into 53,000,000 shares of Common Stock leaving a principal balance of $11,028.

On January 27, 2021, the Company received monies in exchange for a Note Payable having a Face Value of $300,000 with interest accruing at 5%. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.50 per share.

On January 29, 2021, the holder of a Note Payable dated July 27, 2020 elected to convert the entire principal amount of $102,000 and accrued interest of $4,171 into 5,044,456 shares of Common Stock leaving a balance of $-0-.

On February 12, 2021, the Company received monies in exchange for a Note Payable having a Face Value of $700,000 with interest accruing at 5%. The Note is convertible after 180 days from issuance into Common Stock at a price equal to $0.60 per share.

On February 22, 2021, the holder of a Note Payable dated August 14, 2020 elected to convert the entire principal amount of $67,000 and accrued interest of $2,680 into 542,173 shares of Common Stock leaving a balance of $-0-.

On February 22, 2021, the funding bank informed the Company that the SBA has fully forgiven the Company's PPP Loan dated April 27, 2020 in the amount of $50,655.

F-31

Up to 1,020,408 Common Units, Each Consisting of One Share of Common Stock and Two Warrants to Purchase Shares of Common Stock

Up to 1,020,408 Pre-funded Units, Each Consisting of a Pre-funded Warrant to Purchase One Share of Common Stock and Two Warrants to Purchase Shares of Common Stock

PROSPECTUS

Aegis Capital Corp.

                 , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses paid or payable by us in connection with the sale of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee, the Nasdaq listing fee, and the FINRA filing fee.

Expense	Amount Paid or to be Paid
SEC registration fee	$3,198
FINRA filing fee	2,225
Nasdaq Listing Fee	5,000
Legal fees and expenses	400,000
Accounting fees and expenses	20,000
Miscellaneous expenses	10,000
Expense reimbursement to underwriters	125,000
Total	$565,423

Item 14. Indemnification of Directors and Officers.

Section 7-108-402 of the Colorado Business Corporation Act (the “CBCA”) provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision shall not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 of the CBCA, or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit.

Section 7-109-102(1) of the CBCA permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself or herself in good faith, (b) reasonably believed that (i) in the case of conduct in his or her official capacity, his or her conduct was in the corporation’s best interest, or (ii) in all other cases, his or her conduct was not opposed to the corporation’s best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 7-109-103 further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

Section 7-109-102(4) of the CBCA limits the indemnification that a corporation may provide to its directors in two key respects.  A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit. Sections 7-109-104 of the CBCA permits a corporation to advance expenses to a director, and Section 7-109-107(1)(c) of the CBCA permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.

II-1

Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

During the year ended December 31, 2019, the Company issued an aggregate of 155,187 shares of common stock as follows:

•	45,750 shares as compensation to the Company’s directors and officers;

•	7,275 shares for services rendered to the Company; and

•	102,162 shares in connection with the conversion of $385,778 in debt and interest of $6,689 resulting in a $314,751 loss on conversion.

On January 8, 2019, the Company issued a note in the principal amount of $54,000, convertible after 180 days from issuance into common stock at a price 35% below market value. During the year ended December 31, 2020, the entire principal amount of $54,000 of this note plus accrued interest of $9,814 was converted into 224,658 shares of common stock valued at $365,787 resulting in a loss of $301,973.

On January 10, 2019, the Company issued a note in the principal amount of $40,660, convertible after 180 days from issuance into common stock at a price 35% below market value. The principal amount of $40,660 of this note plus accrued interest of $1,693 was converted in 2019 into 8,024 shares of common stock valued at $75,469 resulting in a loss of $33,116.

On February 5, 2019, the Company issued a note in the principal amount of $37,450, convertible after 180 days from issuance into common stock at a price 35% below market value. During the year ended December 31, 2020, the entire principal amount of $37,450 of this note plus accrued interest of $2,996 was converted into 191,317 shares of common stock valued at $217,971 resulting in a loss of $182,790.

On February 11, 2019, the Company issued a note in the principal amount of $52,000, convertible after 180 days from issuance common stock at a price 35% below market value. The principal amount of $52,000 of this note plus accrued interest of $2,080 was converted in 2019 into 11,441 shares of common stock valued at $81,990 resulting in a loss of $27,910.

On March 18, 2019, the Company issued a note in the principal amount of $40,660, convertible after 180 days from issuance into common stock at a price 35% below market value. A principal amount of $38,693 of this note plus accrued interest of $2,046 was converted in 2019 into 19,756 shares of common stock valued at $74,721 resulting in a loss of $23,474 and a write off of $1,967.

II-2

On March 18, 2019, the Company issued a note in the principal amount of $40,660, convertible after 180 days from issuance into common stock at a price 35% below market value. The principal amount of $40,660 of this note plus accrued interest of $1,718 was converted in 2019 into 1,751 shares of common stock valued at $85,700 resulting in a loss of $43,322.

On July 2, 2019, the Company issued a note in the principal amount of $40,000, convertible after 180 days from issuance into common stock at a price 35% below market value. During the year ended December 31, 2020, the entire principal amount of $40,000 of this note plus accrued interest of $1,600 was converted into 65,497 shares of common stock valued at $58,684 resulting in a loss of $17,084.

On July 26, 2019, the Company issued a note in the principal amount of $50,000, convertible after 180 days from issuance into common stock at a price 35% below market value. During the year ended December 31, 2020, the entire principal of $50,000 of this note plus accrued interest of $4,909 was converted into 2,176 shares of common stock valued at $131,370 resulting in a loss of $76,461.

On September 12, 2019, the Company issued a note in the principal amount of $43,000, convertible after 180 days from issuance into common stock at a price 35% below market value. During the year ended December 31, 2020, the entire principal amount of $43,000 of this note plus accrued interest of $1,720 was converted into 194,279 shares of common stock valued at $117,177 resulting in a loss of $72,457.

On December 14, 2019, the Company issued a note in the principal amount of $42,800, convertible after 180 days from issuance into common stock at a price 35% below market value. During the year ended December 31, 2020, the entire principal amount of $42,800 of this note plus accrued interest of $1,712 was converted into 92,963 shares of common stock valued at $81,796 resulting in a loss of $37,284.

During the year ended December 31, 2020, the Company issued an aggregate of 1,555,495 shares of common stock valued at $2,515,015 in connection with the conversion of $415,269 in debt and interest of $42,233 resulting in a $2,057,513 loss on conversion.

On June 1, 2020, the Company issued a note in the principal amount of $42,000, convertible after 180 days from issuance into common stock at a price 35% below market value. On December 2, 2020, we paid off the entire principal balance of this note, together with accrued interest and prepayment penalties of $13,435 by making a cash payment of $55,435.

On June 9, 2020, the Company issued a note in the principal amount of $37,000, convertible after 180 days from issuance into common stock at a price 35% below market value. On December 2, 2020, we paid off the entire principal balance of this note, together with accrued interest and prepayment penalties of $11,779 by making a cash payment of $48,779.

On July 7, 2020, the Company issued a convertible note in the principal amount of $48,000 with interest accruing at 8% per year due July 7, 2021, convertible after 180 days from issuance into common stock at a price 35% below market value. On January 5, 2021, the Company paid off the entire principal balance of this note, together with accrued interest and prepayment penalties of $15,271 by making a cash payment of $63,271.

On July 27, 2020, the Company issued a note in the principal amount of $102,000, convertible after 180 days from issuance into common stock at a price 30% below market value. On January 29, 2021, the entire principal amount of $102,000 of this note plus accrued interest of $4,171 was converted into 25,223 shares of common stock valued at $484,268 resulting in a loss of $378,097.

On August 14, 2020, the Company issued a note in the principal amount of $67,000, convertible after 180 days from issuance into common stock at a price 30% below market value. On February 22, 2021, the entire principal amount of $67,000 of this note plus accrued interest of $2,680 was converted into 2,711 shares of common stock valued at $119,169 resulting in a loss of $49,489.

II-3

On September 14, 2020, the Company issued a note in the principal amount of $250,000, convertible after 180 days from issuance into common stock at a price equal to $60.00 per share. On June 2, 2021, the entire principal amount of $250,000 of this note plus all accrued interest of $8,850 was converted into 4,315 shares of common stock valued at $170,841 resulting in a gain of $88,009.

On September 24, 2020, the Company issued a note in the principal amount of $50,000, convertible after 180 days from issuance into common stock at a price equal to $0.30 per share. This note was converted to common stock on December 20, 2021.

On October 20, 2020, the Company issued a note in the principal amount of $250,000, convertible after 180 days from issuance into common stock at a price equal to $60.00 per share. On June 2, 2021, the entire principal amount of $250,000 of this note plus all accrued interest of $7,600 was converted into 4,294 shares of common stock valued at $170,016 resulting in a gain of $87,584.

On November 19, 2020, the Company issued a note in the principal amount of $250,000, convertible after 180 days from issuance into common stock at a price 35% below market value. On May 19, 2021, the Company paid off the entire principal balance of this note, together with accrued interest and prepayment penalties of $126,881 by making a cash payment of $376,881.

On November 24, 2020, the Company issued a convertible note in the principal amount of $260,000 with interest accruing at 8% is due November 24, 2021. The note is convertible after 180 days from issuance into common stock at a price 30% below market value. On June 1, 2021, the entire principal amount of $260,000 of this note plus all accrued interest of $10,428 was converted into 19,329 shares of common stock valued at $695,078 resulting in a loss of $424,650.

On November 25, 2020, the Company issued a note in the principal amount of $250,000, convertible after 180 days from issuance into common stock at a price equal to $0.30 per share.

On December 2, 2020, the Company issued a note in the principal amount of $104,215, convertible after 180 days from issuance into common stock at a price equal to $0.30 per share. This note was converted to common stock on December 20, 2021.

On January 12, 2021, we issued a note in the principal amount of $150,000, convertible after 180 days from issuance into common stock at a price equal to $0.30 per share. This note was converted to common stock on December 20, 2021.

On January 27, 2021, we issued a note in the principal amount of $300,000, convertible after 180 days from issuance into common stock at a price equal to $0.50 per share. This note was converted to common stock on December 20, 2021.

On February 12, 2021, we issued a note in the principal amount of $700,000, convertible after 180 days from issuance into common stock at a price equal to $0.60 per share. This note was converted to common stock on December 20, 2021.

On April 5, 2021, we issued a note in the principal amount of $330,000. The note was convertible after 180 days from issuance into common stock at a price equal to the lower of $60.00 or 35% below market. On October 13, 2021, the noteholder converted $330,000 in principal and $16,500 in accrued interest into 26,250 shares of common stock leaving a principal balance of $0.

On April 20, 2021, we issued a note in the principal amount of $500,000. The note is convertible after 180 days from issuance into common stock at a price equal to $0.30 per share.

On April 22, 2021, a note holder converted a total of $11,028 in principal and $4,472 in accrued interest into 77,500 shares of common stock.

On July 6, 2021, the Company issued a note in the principal amount of $900,000, convertible after 180 days from issuance into common stock at a price of $0.30 per share. In connection with this debt financing, the Company agreed to allow the lender, who is also the holder of a note dated November 25, 2020 (the “November Note”), to convert a total of $240,000 in principal amount of the November Note into 120,000 shares of common stock leaving a principal balance of $10,000 and accrued interest of $7,750.

II-4

On August 18, 2021, the Company issued a issued a note in the principal amount of $500,000, convertible after 180 days from issuance into common stock at a price of $0.30 per share.

During the nine months ended September 30, 2021, the Company issued a total of 518,370 shares of common stock valued at $11,981,072 for the conversion of outstanding notes, reducing the debt by $1,233,028 and interest payable by $38,201 and generating a loss on conversion of $10,709,843.

During the nine months ended September 30, 2021, the Company issued 300,000 shares of common stock to its officers and directors as compensation for their services to the Company.

On December 20, 2021, the Company issued 14,524 shares of common stock upon conversion of $1,361,000 in convertible debt.

The notes, and shares of common stock issued upon conversion thereof, listed above were issued to various accredited investors.

In connection with the foregoing, we relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation (1)

3.2	Certificate of Amendment to Articles of Incorporation filed November 2, 2009 (2)

3.3	Statement of Share and Equity Capital Exchange (3)

3.4	Articles of Amendment to Articles of Incorporation filed July 13, 2010 (3)

3.5	Articles of Amendment to Articles of Incorporation filed May 27, 2015 (4)

3.5	Articles of Amendment to Articles of Incorporation (5)

3.5	Bylaws (1)

5.1	Opinion of Andrew I. Telsey, P.C.*

5.2	Opinion of Sichenzia Ross Ference LLP *

10.1	Patent Purchase Agreement with Advanomics Corporation (6)

10.2	Second Patent Purchase Agreement with Advanomics Corporation (7)

10.3	Amendment No. 1 to Patent Purchase Agreement with Advanomics Corporation dated October 8, 2016, including Secured Convertible Promissory Note (8)

10.4	Amendment No. 1 to Patent Purchase Agreement with Advanomics Corporation dated December 28, 2016, including Secured Convertible Promissory Note (8)

II-5

10.5	Form of Warrant for offering *

10.6	Form of Pre-Funded Warrant for offering *

10.6	Financing Agreement with RB Capital Partners, Inc. (9)

10.7	Sponsored Research Agreement, dated October 6, 2020, between the Company and the University of Georgia Research Foundation, Inc. (previously filed) **

21	Subsidiaries (previously filed)

23.1	Consent of B F Borgers CPA PC

23.2	Consent of Andrew I. Telsey, P.C. (included in Exhibit 5.1) *

23.3	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.2)*

99.1	Consent to be named as a director nominee of David Natan

99.2	Consent to be named as a director nominee of Dr. Andrew Keller

107	Filing Fee Table

EX-101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

EX-101.SCH	Inline XBRL Taxonomy Extension Schema Document

EX-101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

EX-101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

EX-101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

EX-101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

EX-104	Cover Page Interactive Data File (formatted in IXBRL, and included in exhibit 101).

* To be filed by amendment.

** Portions of the exhibit have been omitted.

(1) Incorporated by reference to SB-2 filed with the SEC on October 19, 2007.

(2) Incorporated by reference to 8-K filed with the SEC on November 6, 2009.

(3) Incorporated by reference to 10-Q filed with the SEC on August 4, 2010.

(4) Incorporated by reference to 8-K filed with the SEC on June 1, 2015.

(5) Incorporated by reference to 8-K filed with the SEC on June 24, 2020.

(6) Incorporated by reference to 8-K filed with the SEC on October 9, 2015.

(7) Incorporated by reference to 8-K filed with the SEC on December 28, 2015.

(8) Incorporated by reference to 8-K filed with the SEC on March 14, 2016.

(9) Incorporated by reference to 8-K filed with the SEC on September 15, 2020.

(b) Financial statement schedule.

None.

II-6

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

II-7

(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

II-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Point-Claire, Quebec, on February 3, 2022.

SUNSHINE BIOPHARMA, INC.

By:	/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Dr. Steve N. Slilaty, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign for him and in him name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Steve N. Slilaty	Chief Executive Officer and Director	February 3, 2022
Dr. Steve N. Slilaty	(Principal Executive Officer)

/s/ Camille Sebaaly	Chief Financial Officer	February 3, 2022
Camille Sebaaly	(Principal Financial and Accounting Officer)

/s/ Dr. Abderrazzak Merzouki	Director	February 3, 2022
Dr. Abderrazzak Merzouki

/s/ Andrew I. Telsey	Director	February 3, 2022
Andrew I. Telsey

/s/ James (JD) Kish	Director	February 3, 2022
James (JD) Kish

/s/ Dr. Rabi Kiderchah	Director	February 3, 2022
Dr. Rabi Kiderchah

II-9